                                                                   Exhibit 10.7


                             JOINT VENTURE AGREEMENT
                             -----------------------










BETWEEN


                    OMG B.V.



                    GROUPE GEORGE FORREST S.A.



AND



                     LA GENERALE DES CARRIERES ET DES MINES








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THE PRESENT AGREEMENT IS ESTABLISHED IN ITS ENTIRETY BY ALL
THE ELEMENTS HEREINAFTER SPECIFIED AND AS REFERRED TO IN THE
RESPECTIVE ARTICLES




I.      DEFINITIONS



II.     SPECIAL PROVISIONS

     1.      Formation of a Joint Venture
     2.      Representations, Warranties, Title to Assets
     3.      Capital Contributions and. Financing of the Project
     4.      Management
     5.      Preliminary Activities
     6.      Related Agreements
     7.      Liabilities and Commitments of the Parties
     8.      Term and Termination
     9.      Withdrawal Option
     10.     Buffer Stock
     11.     Additional Guarantees
     12.     Developments




III.    GENERAL PROVISIONS


     1.      Hierarchical Order of the Agreements
     2.      Amendments
     3.      Restrictions on Transfers
     4.      Arbitration and Applicable Laws
     5.      Confidentiality
     6.      Force Majeure
     7.      Notices
     8.      No Waiver
     9.      Severability and Headings
     10.     Sovereign Immunity
     11.     Appendices
     12.     Further Engagements
     13.     General Clauses
     14.     Authorizations and Entering into Force












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The Present Agreement is concluded between:




1.OMG B.V. a company organized and existing under the laws of the Netherlands, having its registered office at ROTTERDAM, being a 100 per cent controlled subsidiary of OM Group Inc., a company organized and existing under the laws of the state of DELAWARE (USA) and having its registered office at 3800 Terminal Tower, CLEVELAND 44113 OHIO (USA), which shall be together with its subsidiary jointly and severally responsible for the obligations of the subsidiary, OMG B.V. hereinafter referred to as OMG;


2.GROUPE GEORGE FORREST S.A., a company organized and existing under the laws of Luxembourg and having its registered office at 25 rue de la Chapelle, Luxembourg, hereinafter referred to as GGF; and


3.LA GENERALE DES CARRIERES ET DES MINES, a corporation organized and existing under the laws of the Democratic Republic of Congo and having its registered office at boulevard Kamanyola, P.O. Box 450, LUBUMBASHI, DEMOCRATIC REPUBLIC OF CONGO, hereinafter referred to as GECAMINES, or GCM.




Whereas the Parties have concluded a Frame Agreement signed in February 1996 where they have agreed on the general outlines of the establishment of a Joint Venture to partially or totally process the slag in the site of LUBUMBASHI;

Whereas OMG, GGF and GECAMINES have initiated studies to determine the economical and technical feasibility of a Cobalt Slag Processing Operation in LUBUMBASHI, DEMOCRATIC REPUBLIC OF CONGO;

Whereas the Parties intend to invest in the Processing Plant if the feasibility proves to be positive;


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                                                                               4






Whereas for the purpose of carrying out the activities of the Project, the Parties wish to form:

  (a) a Joint Venture Company under the laws of JERSEY in the form of a private limited liability company or in any other country and/or in such other form as agreed by the parties (the Joint Venture, hereinafter referred to as J.V.);


  (b) a Slag Processing Company in the form of a Private Company with Limited Responsibility (SPRL) existing under the laws of the DEMOCRATIC REPUBLIC OF CONGO, the shares of which shall be primarily owned by the J.V. (hereinafter referred to as Slag Processing Company of Lubumbashi or Processing Company or S.T.L.);





Whereas the Parties wish to formalize their Agreement as to the formation and operation of a J.V. as well as to carry out activities such as feasibility studies, building of the Plant, Processing of Slag, Purchase of Slag, Sales of Processed Materials, transportation as well as management related to the project;





NOW THEREFORE in consideration of the premises and of the Contracts and Agreements contained in this Agreement, the Parties hereby agree as follows:


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                                                                               5




I.      DEFINITIONS


The terms defined hereinafter shall for all purposes of this Agreement and related Contracts have the meanings hereinafter specified, unless otherwise specified:


AGREEMENT means this document signed by the Parties and its appendices forming an integral part of the present Agreement as well as its possible amendments.

BUYER means OMG KOKKOLA CHEMICALS Oy (KCO), a subsidiary of the OMG Group, buying Cobalt Alloy in the Long Term Cobalt Alloy Sales Agreement.

PURCHASER means the J.V. purchasing Slag in the Long Term Slag Sales Agreement.

COBALT BEARING ALLOY or TREATED MATERIAL means the main end product of the Processing Company (sometimes also called "Cobalt Alloy") containing cobalt and copper.

YEAR means calendar year beginning on 1st of January and ending on 31st of December.

UMPIRE means a person appointed by mutual agreement of the J.V. and the Buyer or GECAMINES in accordance with the Long Term Slag Sales Agreement or Long Term Cobalt Alloy Sales Agreement.

CIF means "cost, insurance and freight" as defined in INCOTERMS, 1990 edition.

TOLLING AGREEMENT means the Agreement concluded between the J.V. and the Processing Company for the purpose of processing Slag into Cobalt bearing Alloy.

LONG TERM COBALT ALLOY SALES AGREEMENT means the Agreement whereby the J.V. undertakes to sell Cobalt Alloy to the Buyer and the latter undertakes to buy Cobalt Alloy from the J.V.

LONG TERM SLAG SALES AGREEMENT means the Agreement whereby GECAMINES undertakes to sell Slag to the J.V. and the latter undertakes to buy Slag from GECAMINES.

DATE OF DELIVERY means the date on which the J.V. takes and becomes the owner of the Site Slag according to the terms of the ex-site delivery clause.


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                                                                               6




DDU means "delivery duty unpaid" as defined in INCOTERMS, 1990 edition

EXW means "ex works delivery" clause as defined in INCOTERMS, 1990 edition.

SUPPLIER means the GENERALE DES CARRIERES ET DES MINES supplying Slag in the Long Term Slag Sales Agreement.

J.V. means a private limited liability company having its registered office in JERSEY.

BUSINESS DAY means a day which is not a Saturday, a Sunday or a public holiday in Finland, The Netherlands or the Democratic Republic of Congo.

KCO means OMG KOKKOLA CHEMICALS Oy, a subsidiary of the OMG Group located in KOKKOLA, REPUBLIC OF FINLAND and established under the laws of the REPUBLIC OF FINLAND.

LMB means the LONDON METAL BULLETIN.

LME means the LONDON METAL EXCHANGE.

SUPPLY LOT means a part of each delivered supply of Cobalt Alloy containing approximately 100 tons of Cobalt Alloy as divided by the BUYER in KOKKOLA for weighing, sampling, analysis and moisture content determination.

EXPEDITION LOT means the tonnage of one container of Cobalt Alloy dispatch from the Processing Plant.

USED LOTS means the Lot or Lots of Cobalt Alloy taken into usage by the BUYER for a period of one month.

MONTH means calendar month.

PARTIES means the Parties to this Agreement.

QUOTATIONAL PERIOD means the Period defined in Article 5 of the Long Term Slag Sales Agreement or in Article 6.2 in the Long Term Cobalt Alloy Sales Agreement.

WEIGHTS AND MEASURES
1 (metric) ton  =       2,204.6 pounds avoirdupois
1 dmt or ts     =       1 dry metric ton
1 wmt or th     =       1 wet metric ton


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                                                                               7






TAKEN INTO USAGE means the taking of the Cobalt Alloy either directly from the ordinary commercial raw material Stock or alternatively from the Buffer Stock as a complement of the KOKKOLA Processing Plant.

PROJECT means the conception and building of a Processing Plant in LUBUMBASHI for the purpose of exploiting the Slag Site of LUBUMBASHI as well as the proper operation of the Processing Plant, the trading operations including related operations and the distribution of the profits.

PROCESSED SLAG means the Slag resulting from the operations in the Processing Plant

SLAG means cobalt bearing slag located in the Site in THE DEMOCRATIC REPUBLIC OF CONGO and to be used as feeding stock in the Processing plant.

SITE or SLAG SITE means the area in the Democratic Republic of Congo where the Slag is located and available to be delivered to the J.V. pursuant to this Agreement (called Terril de LUBUMBASHI, originating from the residues of the WATER JACKET ovens of GECAMINES and namely including the zones I, J, Ki, K2 and TAS G-L having an average cobalt content of 1,85% as described in further detail in appendix 1 of the Frame Agreement attached as Appendix 1 to this Agreement).

PROCESSED SLAG SITE means the area in the Democratic Republic of Congo where the processed slag will be stocked.

PROCESSING COMPANY means the Company to be set up by the J.V. in the Democratic Republic of Congo in the form of a SPRL for the purposes of operating the Processing Plant.

COMMERCIAL STOCK means the ordinary stock of Cobalt Alloy enabling the regular supply of OMG-KCO plant taking into account the periodicity of maritime arrivals.

BUFFER STOCK means the Cobalt Alloy Stock to be established at OMG in KOKKOLA, FINLAND in accordance with article 10 of the J.V. Agreement and to be kept separate from the Ordinary Commercial Cobalt Alloy Stock of OMG KOKKOLA Chemicals Oy.


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                                                                               8






USD means the lawful currency of the UNITED STATES OF AMERICA.

PROCESSING PLANT means the Plant to be located in LUBUMBASHI in the DEMOCRATIC REPUBLIC OF CONGO. The Plant shall be operated by the Processing Company for the purpose of processing Slag into Cobalt bearing Alloy.

SELLER means the J.V. selling Cobalt Alloy in the Long Term Cobalt Alloy Sales Agreement.

II.     SPECIAL PROVISIONS



1.   FORMATION OF THE JOINT VENTURE
-----------------------------------


1.1. The Parties hereby agree to promptly establish a Joint Venture Company in the form of a private limited liability company to be named GROUPEMENT DU TRAITEMENT DU TERRIL DE LUBUMBASHI (GTL) or such other name as agreed by the Parties.

  The By-laws of the J.V. shall be prepared and signed by the Parties in such time as unanimously agreed by them.

1.2  The primary goals of the J.V. are:

     i) to establish a Processing Company, a subsidiary to the J.V., to be registered under the laws of the DEMOCRATIC REPUBLIC OF CONGO and to be named Societe de Traitement du Terril de LUBUMBASHI (S.T.L.).

     ii) to conclude and ensure the best possible follow-up of Agreements such as:


          -       The Long Term Slag Sales Agreement
          -       The Long Term Cobalt Alloy Sales Agreement
          - The Tolling Agreement (related to the processing of the Slag by the Processing Company)

     iii) to conclude the Agreement of the Parties concerning the Capital contributions, the loans and other financing of the Project as well as optimizing and distributing the profits.

     iv)  to organize the management and follow-up of the Project.




2.      REPRESENTATIONS, WARRANTIES, TITLE TO ASSETS
----------------------------------------------------


2.1.    Capacity of the Parties

     Each of the Parties represents and warrants as follows:

     a) that it is a legal entity duly incorporated in its country of constitution,

  b) that it has the corporate capacity to enter into and perform this Agreement,

    that all corporate and other actions required to authorize the party to enter into and perform this Agreement have been taken;

  c) that the Party shall not breach any other agreement or contract by entering into or performing this Agreement; that this Agreement is valid and binding upon in accordance with its terms.





3. CAPITAL CONTRIBUTIONS AND FINANCING OF THE PROJECT
-----------------------------------------------------

3.1. The pre-feasibility study undertaken by OMG has estimated that the total investment of the Project will be at about 115 USD million. The total amount shall be decided by the Parties after the completion of the feasibility studies.

     The total capital to be considered below shall therefore be in the order of USD 115 millions (or such other figure as determined by the Parties after the completion of the feasibility study), possibly further increased to obtain the working capital necessary to start the operations.

     To that effect, the J.V. shall issue ordinary shares in one or more calls for Parties to subscribe, such as described in article 3.2. below and the Parties shall undertake to subscribe such issued ordinary shares as described below in this article.

     i) OMG undertakes to subscribe 51 per cent of any issued ordinary shares of the J.V.

     Additionally OMG undertakes to subscribe ** per cent of any ordinary shares of the J.V. Company issued prior to the end of 1999 (or such other date as agreed by the Parties) ** as further determined in article 3.1.iii below and described in further details in the Option Agreement attached as Appendix 5 to this Agreement.

     ii) GGF undertakes to subscribe 29 per cent of any issued ordinary shares of the J.V. Company.

     ** Confidential treatment has been requested with respect to certain information contained within this document. Confidential portions are omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934.

  iii) GCM undertakes initially to subscribe one ordinary share of the J.V. Company.

    Additionally GCM undertakes to progressively purchase ** per cent minus one share of the total outstanding issued ordinary share capital of the J.V. Company from OMG ** from the date of the subscription till the date of the subscription till the date of purchase of such shares by GCM.

    For the payment of these purchases GCM ** in compensation for the first Slag sales under the Long Term Slag Sale Agreement.

    J.V. shall act as the paying agent for the purchase and sales of such shares **

    GCM will be paid for the supplied Slag by the J.V. only after the shares representing ** per cent of the total outstanding ordinary share capital of the J.V. Coin an have been fully purchased and paid up **.

3.2. The financing as described above shall take place in several separate installments and in such a manner as decided by the Parties or by the Board of Directors.

    The Parties shall contribute to any capital increase in proportion to their respective capital contribution obligations as mentioned in Article 3.1. above or in any other manner as agreed by the Parties.

    The preliminary expenses made by the Parties for the Project may be used by them as a capital contribution, such as specified in Article 5 below.

    If any Party (the defaulting party) were unable to participate in any of the basic capital contributions, duly decided by the Parties or the Board of Directors of the J.V. within the limits of the overall funding obligations of the Parties, the other Parties shall have the option to increase their respective share in the capital of the J.V in proportion to their shareholdings.




** Confidential treatment has been requested with respect to certain information contained within this document. Confidential portions are omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934.




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                                                                              12




3.3. The Parties agree Chat apart from the obligation to provide with the capital contributions mentioned in article 3.1. above, the Project is intended to be self-financing to the maximum extent possible.

     To the extent the revenues of the J.V. are insufficient to meet with all the obligations (including operation expenses and financial charges), the Parties shall then seek to obtain additional financing from an outside financing source to be primarily secured by the proceeds from the sales of the Treated Materials to KCO or by parent guarantees to be provided by the Parties in proportion to their respective contributions to the J.V.

3.4. Any additional capital increase or a parent loan, which go beyond the initial capital can only be requested if so decided by the General Meeting or the Board in accordance with the Articles of the J.V.

     In the event that a Party (or several Parties) is not able or willing to participate in any additional capital contribution, this shall not prevent the other Parties (or other Party) to increase their capital contributions and accordingly increase their capital share in the J.V.

     Failure by any Party to participate in a capital contribution increasing the capital beyond the total amount of capital as defined in art. 3.l. above, cannot be regarded as a default of the failing Party or Parties.

3.5. All the net revenues of the J.V., after payment of all operation costs and expenses, financial costs, taxes if any and contributions to any applicable reserve funds as may be required by the law, shall be paid out as distributions by the J.V. to the Parties in proportion to their capital participation.


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                                                                              13






4.      MANAGEMENT
------------------


4.1. After the signing of this Agreement at the latest, the Parties shall establish a temporary Management Committee composed of 6 members and their respective alternates.

     Each Party shall nominate two representatives thereto.

     A Project Manager shall be appointed by OMG to supervise the implementation and technical execution of the project until the building of the Processing Plant has been completed.

4.2. The Project shall be administrated by this temporary Management Committee until the J.V. has been formally established and its Board of Directors has been elected and nominated.

     OMG shall nominate three representatives and 3 alternates to the Board of Directors, whereas GGF shall nominate 2 representatives and 2 alternates and GCM shall nominate 1 representative and 1 alternate.

     The Chairman of the Board shall be elected among the representative members of OMG.

     Two Vice-Presidents shall be elected. The first Vice- President position shall be devolved to the representative of GECAMINES and the second one shall be devolved to one of the GGF representatives.

4.3. The quorum of the Board of Directors is constituted by the presence of at least four directors. The decisions of the Board of Directors shall require the affirmative vote of at least four directors.

4.4. The quorum of the General Meeting is constituted upon the presence of representatives of the Parties possessing at least 66 per cent of the capital of the J.V.

     All decisions of the General Meeting shall require the affirmative vote of representatives of the Parties possessing at least 66 per cent of the shares in the J.V. save the decisions which are taken based on the special procedure envisaged in art 4.5. below where the affirmative vote of 50 per cent of the shares shall be sufficient.


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                                                                              14






In any case the following matters In the General Meeting shall require the affirmative vote of the representatives of the Parties possessing at least 66 per cent of the Capital of the J.V.

a)   the approval of the annual budget;
b)   the increase of the J.V. capital;
c)   An outside financing in excess of 5 percent of the amount of the capital;
d)   winding-up or liquidation of the J.V. Partnership;
e) the final decision to commence the investment, construction and processing Operations as envisaged in Article 5.4. below;
f) all decisions in relation to. the matters listed above shall also be subject to the specific majorities when they relate to the Processing Company and/or to the instructions to be given by the J.V. to the Board of Directors of the Processing Company.
g)   revision or amendment of any of the Agreements listed in Article 6.








4.5. The Parties agree that the management of the J.V. shall vest in the Board which may exercise all powers of and do all acts and things on behalf of the J.V., save such as are required by the local law to be exercised or done by the J.V. in the General Meeting. Nevertheless, in the event that the Board of Directors is unable to take a decision in a matter which is outside of the day to day management of the J.V. and which indecision may threaten to damage the development of the Project or the security of the manufacturing of the Slag or the deliveries of Treated Material, such matters shall be taken to the General Meeting, which shall have the exclusive right to decide upon those matters with an exceptional majority of 50 per cent. Before the date of such General Meeting, the Parties will use their best endeavors to decrease the discrepancies between their points of view.


4.6. The J.V. shall reimburse the Parties the travel and out of pocket expenses incurred by the Board of Directors or their representatives to attend the Board meetings.


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                                                                              15




4.7. All programs and budgets shall be established on a calendar year basis, unless otherwise mutually agreed.

4.8. STL shall be managed by a Managing Board that shall appoint and elect the General Director.

     OMG shall nominate 3 representatives to the Managing Board, whereas GGF shall nominate 2 representatives and GCM shall nominate l representative.

     The Chairman of the Board shall be elected among the GGF representatives.

     Two Vice-Presidents shall be designated and nominated.

     The first position shall be devolved to the GECAMINES representative and the second position shall be devolved to one of the OMG representatives.


5.      PRELIMINARY ACTIVITIES
------------------------------


5.1. Before deciding on the commercial exploitation of the Slag deposit, such further investigations and studies (referred to as preliminary activities) are necessary to determine the feasibility of the investment, the construction and processing activities.



5.2. The costs and expenses incurred by the Parties prior to the setting up of the J.V. and approved by the Board of Directors (and by an independent auditor, if necessary) shall be considered as a contribution against the obligation of the Parties to provide with the capital contribution of the J.V. pursuant to Article 3.1. of this Agreement.


5.3. The technical and administrative services needed to carry out the preliminary activities shall as far as possible be rendered by the Parties or their affiliated companies on such terms and conditions considered reasonable and acceptable by the Board of Directors.


5.4. Upon completion of the preliminary activities and after the analysis of the cobalt contents of the Slag deposit in accordance with Article 3 of the Frame Agreement, the Parties shall take their final decision as to whether they begin to invest, construct and initiate the Processing operations.

     That decision shall be taken no later than six months after the signing of this Agreement, provided OMG and/or GGF have not made use of the right to withdraw.


6.      RELATED AGREEMENTS
--------------------------


6.1. Slag Supply


     A Long Term Slag Sales Agreement shall be concluded between GCM on the one hand, and the J.V. on the other hand, whereby the J.V. shall have the exclusive right to purchase the Slag located on the well known site of LUBUMBASHI on terms and conditions as set out in the Frame Agreement and in further details in the Long Term Slag Sales Agreement attached as Appendix 2 to this Agreement.

     To ensure uninterrupted and unhindered continuity of Slag deliveries to the J.V. and to the Processing Company in accordance with the terms of the Frame Agreement and of the Long Term Slag Sales Agreement, GCM agrees as detailed in the above mentioned agreements, to accept that a Cobalt Alloy Buffer Stock be created by the J.V. in KOKKOLA FINLAND with a six month supply of KCO.

     The J.V. shall enter in the accounts and manage the fluctuations of that stock.


6.2. Cobalt Alloy Sales


     OMG undertakes that KCO shall undertake to purchase from the J.V. all or part of the Cobalt Alloy produced in the Processing Plant in accordance with the terms and conditions set up in the Long Term Cobalt Alloy Sales Agreement attached as Appendix 3 to this Agreement.


6.3. Management of STL


     The Board of Directors of the J.V. shall determine the by-laws of STL as well as the possible Management Agreement determining the management rules of STL in more detail.

6.4. Construction of the Processing Plant

     GGF's affiliates, the SPRL Entreprises Generales MALTA FORREST (EGMF) for earth moving and civil works, and NEW BARON & LEVEQUE INTERNATIONAL S.A.
     (NBLI) for site supervision, building, commissioning as well as certain engineering activities related to steel structure, piping, electricity and instrumentation and certain procurement and follow-up activities, shall be designated as nominated subcontractors.

     These companies shall provide the J.V. with a cost plus fee bid.

     On the basis of that bid, the Board of Directors of the J.V. shall decide either to award the Contract to the EGMF and NBLI or to call for tenders to third parties. In the latter case the companies EGMF and NBLI shall have the right of first refusal.

     All the principles, terms and conditions for the above mentioned subcontracts are described separately in the Construct ion Agreement.



6.5. Transportation Services


     The J.V. shall appoint GEORGE FORREST INTERNATIONAL S.A. to organize:

     1. the handling of the Slag and Processed Slag if required after completion of the feasibility study.

     2. the transportation of Cobalt-bearing Alloy from the Processing Plant to the port of KOKKOLA in Finland, unloading excluded but the supervision and related transport insurance included.

     That company shall submit a bid to the J.V.

     On the basis of that bid, the Board of Directors of the J.V. shall decide either to appoint the company or to call for bids from third parties. In such case GFI S.A. shall have the right of first refusal.

6.6. Tolling Agreement


     The Processing Company, STL, shall enter into a Tolling Agreement with the J.V. whereby the J.V. shall grant STL the right to process all of the Slag acquired by the J.V. from GCM on terms and conditions as set out in the Tolling Agreement attached as Appendix 4 to this Agreement.



7.   LIABILITIES AND COMMITMENTS OF THE PARTIES
-----------------------------------------------

7.1. The Parties' liability for the J.V.'s debts and liabilities are limited to the capital invested in the J.V.. The J.V. shall be the owner of its assets and shall be the obligor in respect to its liabilities.

     The Parties shall not be liable for the debts or liabilities of the J.V., except to the extent any such debts or liabilities shall have been expressly guaranteed by such Party.

7.2. In order to protect the environment in LUBUMBASHI and subject to the limitations set out above the Parties undertake to construct, operate and maintain their Processing Plant in the Democratic Republic of CONGO in an orderly way and corresponding to the rules for protecting the environment applicable in the European Union.





8.   TERM AND TERMINATION
-------------------------

8.1. This Agreement shall remain in full force and effect for as long as:

     -       the J.V. shall hold any rights,
     -       the assets of the J.V. are not disposed of,
     - a final settlement after liquidating the J.V. has not been made.

8.2. The Parties may at any time terminate this Agreement by mutual agreement in writing.

     In the case of termination by mutual agreement, the Parties shall agree as to the terms of the dissolution/liquidation of the J.v.

8.3. The non-defaulting Parties of the J.v. shall be entitled to vote for the exclusion of a defaulting Party, if the exclusion is voted unanimously by the members representing the non-defaulting Parties after having heard the explanations from the defaulting Party in one of the following cases:

     - that Party would materially infringe one of the provisions of this Agreement or related agreements and would not have remedied such breach as required in Article 13.1 of the general provisions;

     - that Party would be in default of its obligation related to investment needs as defined in Article 3, providing the terms of Article 13.1. of the General Provisions have been first made use of.

     The non-defaulting Parties may, acting together, either choose to terminate this Agreement or to acquire all the shares of the defaulting Party and the defaulting party has the obligation to sell all its shares at a price defined in article 8.5. below, deducting the possible damages.

8.4. In addition to the terms and conditions of Article 8.3., the non-affected Parties shall be entitled to vote for the exclusion of any Party affected by the occurrence of the following cases:

          i) any Party becoming insolvent or having a temporary receiver appointed of its assets or an execution of distress or warrant of distress levied upon its assets, or if they have a consequence on the execution of this Agreement.


          ii) an order being made or a resolution being passed for winding-up or liquidation of any Party except that where any such event is only for the purposes of acquisition or amalgamation with another and the relevant company emerging is and agrees to be bound by the terms of this Agreement, providing an endorsement be made and that such an event shall not endanger the completion of operations to the satisfaction of the non-affected Parties.


          iii) the shares of the social capital of a Party have been acquired to an extent exceeding 26 percent of the social capital of that Party by a competitor of any of the other Parties.

8.5. In the event of the exclusion of any Party due to Article 8.3 or 8.4 of the Special Provisions or to Article 13.1 of the General Provisions, as well as in the event of a voluntary withdrawal, the remaining Parties shall be entitled (but not obligated) to purchase all the shares, (but not less than all the shares) of the excluded or withdrawing Party. That purchase shall be in proportion to the shares already held, unless otherwise agreed by the non-defaulting Parties. The purchase price shall be set at the book value. The book value shall be calculated on the capital of the J.V. including the equity capital, retained earnings and reserves less any and all long and short term liabilities.

     In case any of the Parties would not agree upon the book value, the Parties shall appoint an independent internationally accepted auditing firm to make such a valuation. Such a valuation shall be binding to all Parties.

     Should the Parties not agree upon the auditing firm, the valuation shall be decided in an arbitration pursuant to Article 4 of the General Provisions of the Agreement.




9. WITHDRAWAL OPTION
--------------------

It is absolutely essential for the Parties that the results from the preliminary activities will give sufficient evidence that:

    i) the cobalt content of the Slag as to quantity and quality will be to the satisfaction of the Parties as defined in Articles 2 of the Long Term Slag Sales Agreement in the Appendix 2 hereto.


    ii) the commercial exploitation is viable to the satisfaction of the Parties, in accordance to the feasibility studies, construction and investment calculations related to the processing as well as the other activity plans to be completed in accordance with Article 5.1 above.

     The Parties shall have a period of consideration of 6 months starting on the date of entering into force of this Agreement. Should the conditions defined in sub-articles i) and ii) not be fulfilled within the said period to the satisfaction of any of the Parties, that Party shall have the right to withdraw from this Agreement without any liability to pay any compensation or reimbursement of costs to other Parties or any reimbursement of its own expenses.



10. BUFFER STOCK
----------------

     The Long Term Slag and Cobalt Alloy Sales Agreements set out that the J.V. shall constitute and maintain a Cobalt Alloy Buffer Stock in KOKKOLA, FINLAND containing the equivalent of 6 months of delivery to KCO.

     The J.V. shall arrange for the accounts and manage the fluctuations of the Buffer Stock.



11. ADDITIONAL GUARANTEES
-------------------------

     GECAMINES undertakes :

     (i) to guarantee for the J.V. an unhindered access right to the Site, either by not alienating to a third party or assigning to the J.V. the ownership of the strip of land through which access to the Site is made and such as mutually agreed, as well as the exclusive rights to the Slag.

     (ii) to support the obtaining of guarantees from the Government of the Democratic Republic of Congo such as a guaranty for a favorable fiscal treatment, guarantees concerning the expatriation of the profits, the non-expatriation of the Plant and a guarantee that in the case GECAMINES would be privatized, all its obligations resulting from this Agreement, would remain in force.

     (iii) to support the obtaining of other authorizations, permissions, fiscal exemptions, export licenses, etc. on behalf of the Processing Company and/or the J.V.

     (iv) to give all the necessary assistance to insure a continuous supply of electricity and water to the Plant.




12. DEVELOPMENTS
----------------


Given the possible developments in the processing technology in the coming years and during the validity period of this Agreement, the Parties shall examine the possibility to improve the quality of the production with the view to increase its value added.

III.    GENERAL PROVISIONS
--------------------------



1.      HIERARCHICAL ORDER OF THE AGREEMENTS
--------------------------------------------

     This Agreement is part of the Agreements concluded between the Parties.

     The aim of these Agreements is to set up the terms and conditions of the purchase of the Slag located at the Site, the setting up of the J.V. and of the Processing Company and selling the Cobalt-bearing Alloy to KCO for further processing.

     These Agreements are :

     (i)     JOINT VENTURE AGREEMENT
     (ii)    LONG TERM SLAG SALES AGREEMENT
     (iii)   LONG TERM COBALT ALLOY SALES AGREEMENT
     (iv)    TOLLING AGREEMENT

     Although each Agreement mentioned above can be interpreted independently and according to its own terms, it is to be noted that it is part of a larger contractual arrangement and that it has to be interpreted in light of the other Agreement.

     In the event of a conflict, the Agreements listed above shall be interpreted in the above order so that a prior Agreement shall always supersede a later one.

2.      AMENDMENTS
------------------

     Any amendments or additions to this Agreement shall be valid only if made in writing and signed by duly authorized representatives of the Parties hereto.

     Should an amendment or modification to this Agreement have an effect to the other Agreements, the Parties undertake to change or modify these other Agreements in order to avoid any conflicts between this Agreement and the other Agreements.

3. RESTRICTIONS ON TRANSFERS
----------------------------

3.1. A Party shall not have the right to sell, assign, transfer, pledge or otherwise dispose of the shares it holds in the J.V. unless priorily consented in writing by all the other Parties.


3.2. The provisions of Article 3.1. shall not be applicable in the case of a transfer, sale or assignment of the shares by a Party to its affiliate company provided that the transfer, sale or assignment is total and is imposed by legitimate reorganization needs of the Party concerned.

     For the purposes of this Agreement, an affiliate company shall mean any company or entity which is a subsidiary or a parent of the transferor Party or which directly or indirectly controls or is controlled by the transferor Party.

3.3. Any transfer described or permitted in accordance with Articles 3.1 and 3.2 shall be subject to the transferee giving its written undertaking to be bound by all the terms, conditions and undertakings of this Agreement and the relating Agreements.


3.4. Any transfer other than in accordance with Article 3.1. and 3.2. shall not be possible without the prior written consent of all Parties.



4. ARBITRATION AND APPLICABLE LAWS
----------------------------------

     In the event the Parties are unable to settle a dispute in connection with this Agreement out of court, they agree the dispute shall be submitted to the French section of the tribunals of Brussels which shall give a verdict pursuant to the Belgian laws.

5. CONFIDENTIALITY
------------------

5.1. Unless otherwise provided in this Article, all reports, records, data or any other information of any kind whatsoever developed or acquired by any Party in connection with the activities of the J.V. and/or the Processing Company in the DEMOCRATIC REPUBLIC OF CONGO controlled by the J.V., shall be treated as confidential and no Party shall reveal or otherwise disclose such confidential information to third parties without the prior consent of the other Parties.

     The above restrictions shall not apply to the disclosure of confidential information to any affiliate companies or any private or public financing institutions, any contractors or subcontractors, employees or consultants of the Parties or of the J.V. or the Processing Company or to any third party to which a Party envisage the transfer, the sale, assignment, encumbrance or other disposition of all of its participation in the J.V. in accordance to the terms of the Article 3 above.

     However, this shall only be applicable provided the confidential information shall only be disclosed to third parties having a legitimate need for this information and the persons or company to whom such disclosure is made shall first undertake in writing to protect the confidential nature of such information, to the same extent as the Parties are obligated under this Article.

     In addition, the above restrictions shall not apply to any Government or governmental Department or Agency which has the right to require the disclosure of such confidential information.

     These restrictions shall also not apply to such confidential information which comes into the Public Domain, except the fault from any Party.

     This confidentiality obligation shall survive for a period of 5 years commencing at the termination/dissolution of this Agreement.

     The above mentioned restrictions are not valid for information retained by GECAMINES related to the Site.

6. FORCE MAJEURE
----------------

6.1. The obligations of any Party shall be suspended to the extent that the performance of its obligations is prevented or delayed, in whole or in part by :

     accidental act, bad weather, floods, slides, mine disasters or major accidents, cave-ins, strikes, lock-out, labor disputes, labor shortage, demonstrations, riots, sabotage, laws, rules or regulations of agency or governmental bodies or any other event beyond such Party's reasonable control.

     The obligations shall also be suspended in the event of governmental actions or inactions, restraints of governmental or other competent authorities, inability to obtain or unavoidable delay in obtaining necessary materials, facilities and equipment in the open market, suspension or refusal of access to the deposit Slag Site, interruption or unavoidable delay in communication or transportation, or any other cause, whether similar or not to those specifically listed, which shall be beyond the reasonable control of the Party.

6.2. In the event of such occurrences, the Party affected shall give written notice to the other Parties as soon as possible after the occurrence of the event causing the delay or prevention, setting out full particulars and estimating the duration of the delay or prevention.

     The Party affected shall use all possible diligence to remedy the situation causing the delay as quickly as possible.

     The requirement that any such delay shall be remedied with all possible diligence shall not require a Party to settle strikes, lock out or other labor conflicts contrary to its wishes and this type of difficulty shall be handled within the discretion of the Party concerned.

     In the event the situation of force majeure would remain enforce for more than 6 months, the Parties shall meet to analyze the situation en envisage the termination of this Agreement.

7. NOTICES
----------

7.1. All notices required under this Agreement shall be in writing and directed to the respective Parties at the following addresses :

     If to OMG :

          OMG EUROPE GMBH
          Mr Kari MUURAISKANGAS
          Morsenbraicherweg 200
          D - 40470 DUSSELDORF
          GERMANY
          Tel : 00.49.211.96.18.80
          Fax : 00.49.211.61.46.29

     If to GGF :

          c/o G.F.I. S.A.
          Managing Director
          Parc Industriel
          B - 4400 IVOZ-RAMET
          BELGIUM
          Tel :   00.32.4.338.91.79
          Fax :   00.32.4.338.91.86

     If to GECAMINES :

          Mr General Director
          Boulevard du Souverain 30
          1000 BRUSSELS
          BELGIUM
          Tel : 00.32.2.676.89.98
          Fax : 00.32.2.676.80.41
          Fax Technical Direction : 00.32.2.676.80.48


Any notice shall be deemed to have been given to any Party if personally delivered to a designated officer of the Party to whom the notice is addressed, or if sent by registered mail, postage prepaid, with return receipt, and properly addressed as set forth herein, or if sent by fax or telex to an authorized representative with evidence of transmission receipt.

The notice shall be effective as of the moment of personal delivery, or in the case of mailing, as of the date shown on the return receipt, or in the case of fax or telex, as of the date faxed or telexed.

Any Party may, at any time, change the address to which notices or communications shall be given by written notice to the other Parties.

8. NO WAIVER
------------

     The failure of a Party at any time to require the performance of any provision of this Agreement shall not affect its right to execute that provision and a waiver by such Party upon a breach thereof shall not be interpreted as a waiver by such Party of any later non execution of such provision or as a waiver by such Party of any other provision of this Agreement.


9. SEVERABILITY AND HEADINGS
----------------------------

9.1. If any provision of this Agreement or its related Appendices should be null and void, such a nullity shall not invalidate all the other provisions in this Agreement or related Appendices. The Parties of this Agreement shall endeavor to negotiate so as to replace any null and void provision as well as any other affected provision.

9.2. The headings in this Agreement are considered for convenience only and shall not have any effect or limit in interpreting the provisions of this Agreement.






10.  SOVEREIGN IMMUNITY
-----------------------

     To the extent that a Party may be entitled to claim in any jurisdiction in which legal proceedings may at any time be commenced with respect to this Agreement, for itself or its activities, properties or assets any immunity either :


- from jurisdiction of any court or arbitration
- from attachment prior to judgment, from execution of a judgment or set-off
- from any other legal process, and to the extent where such immunity could be granted by that jurisdiction,

                         LONG TERM SLAG SALES AGREEMENT






BETWEEN:




               GECAMINES


AND:


               J. V. GROUPEMENT POUR LE TRAITEMENT DU TERRIL DE
               LUBUMBASHI

THE PRESENT AGREEMENT IS ESTABLISHED IN ITS ENTIRETY BY ALL THE ELEMENTS HEREINAFTER SPECIFIED AND AS REFERRED TO IN THE RESPECTIVE ARTICLES




I       DEFINITIONS


II      SPECIAL PROVISIONS

        1       SCOPE
        2       QUALITY AND QUANTITY
        3       DELIVERY AND TITLE
        4       PRICING
        5       QUOTATIONAL PERIOD
        6       BUFFER STOCK
        7       PAYMENT
        8       INVOICING CURRENCY AND PAYMENT PROCEDURES
        9       WEIGHING, SAMPLING AND ANALYZING
        10      TERM AND TERMINATION OF THE AGREEMENT
        11      TAXES AND OTHER CHARGES AND FEES
        12      HARDSHIP
        13      LIABILITIES
        14      COVENANTS



III     GENERAL DISPOSALS


        1       HIERARCHICAL ORDER OF THE AGREEMENTS
        2       AMENDMENTS
        3       RESTRICTIONS ON TRANSFERS
        4       ARBITRATION AND APPLICABLE LAWS
        5       CONFIDENTIALITY
        6       FORCE MAJEURE
        7       NOTICES
        8       NO WAIVER
        9       SEVERABILITY AND HEADINGS
        10      SOVEREIGN IMMUNITY
        11      APPENDICES
        12      FURTHER ENGAGEMENTS
        13      GENERAL CLAUSES
        14      ENTERING INTO FORCE

The Present Agreement is concluded between:



LA GENERALE DES CARRIERES ET DES MINES, a public company organized and existing under the laws of the Democratic Republic of Congo, having its registered office at Boulevard Kamanyola, B.P. 450, Lubumbashi (Democratic Republic of Congo) (hereinafter referred to as the SUPPLIER or GECAMINES, or GCM)

on the one hand;


AND


J. V. GROUPEMENT POUR LE TRAITEMENT DU TERRIL DE LUBUMBASHI, having its registered office at JERSEY, (hereinafter referred to as the PURCHASER or GTL)

on the other hand;


WHEREAS the SUPPLIER is the owner of Slag produced in its water-jacket ovens in Lubumbashi, the Democratic Republic of Congo, and containing among others cobalt;


WHEREAS the PURCHASER intends to form a subsidiary company (hereinafter referred to as the Processing Company) in the Democratic Republic of Congo to establish a Plant in Lubumbashi for the main purpose of processing all or part of the Slag existing in the Site. The enriched product obtained after processing is hereafter referred to as Cobalt Alloy;


WHEREAS the SUPPLIER, in its position as the owner of the Slag on the Site, is willing to sell the Slag on a long term basis as and when this Agreement shall become effective and according to the terms and conditions set out hereafter;


WHEREAS the Parties estimated in May 1995 that the total quantity of Slag located in the Site was approximately 13 million tons, out of which at least some 4 million dry tons were estimated to correspond to the specifications of the Frame Agreement signed on the 14th of February 1996 and therefore suitable for processing;



NOW THEREFORE THE PARTIES HAVE AGREED AS FOLLOWS:

I.      DEFINITIONS


The terms defined hereinafter shall for all purposes of this Agreement and related Contracts have the meanings hereinafter specified, unless otherwise specified :



AGREEMENT means this document signed by the Parties and its appendices forming an integral part of the present Agreement as well as its possible amendments.

BUYER means OMG KOKKOLA CHEMICALS Oy (KCO), a subsidiary of the OMG Group, buying Cobalt Alloy in the Long Term Cobalt Alloy Sales Agreement.

PURCHASER means the J.V. purchasing Slag in the Long Term Slag
Sales Agreement.

COBALT BEARING ALLOY or TREATED MATERIAL means the main end product of the Processing Company (sometimes also called "Cobalt Alloy") containing cobalt and copper.

YEAR means calendar year beginning on 1st of January and ending on 31st of December.

UMPIRE means a person appointed by mutual agreement of the J.V. and the Buyer or GECAMINES in accordance with the Long Term Slag Sales Agreement or Long Term Cobalt Alloy Sales Agreement.

CIF means "cost, insurance and freight" as defined in INCOTERMS, 1990 edition.

TOLLING AGREEMENT means the Agreement concluded between the J.V. and the Processing Company for the purpose of processing Slag into Cobalt bearing Alloy.

LONG TERM COBALT ALLOY SALES AGREEMENT means the Agreement whereby the J.V. undertakes to sell Cobalt Alloy to the Buyer and, the latter undertakes to buy Cobalt Alloy from the J.V.

LONG TERM SLAG SALES AGREEMENT means the Agreement whereby GECAMINES undertakes to sell Slag to the J.V. and the latter undertakes to buy Slag from GECAMINES.

DATE OF DELIVERY means the date on which the J.V. takes and becomes the owner of the Site Slag according to the terms of the ex-site delivery clause.

DDU means "delivery duty unpaid" as defined in INCOTERMS, 1990 edition

EXW means "ex works delivery" clause as defined in INCOTERMS, 1990 edition.

SUPPLIER means the GENERALE DES CARRIERES ET DES MINES supplying Slag in the Long Term Slag Sales Agreement.

J.V. means a private limited liability company having its registered office in JERSEY .

BUSINESS DAY means a day which is not a Saturday, a Sunday or a public holiday in Finland, The Netherlands or the Democratic Republic of Congo.

KCO means OMG KOKKOLA CHEMICALS Oy, a subsidiary of the OMG Group located in KOKKOLA, REPUBLIC OF FINLAND and established under the laws of the REPUBLIC OF FINLAND.

LMB means the LONDON METAL BULLETIN.

LME means the LONDON METAL EXCHANGE.

SUPPLY LOT means a part of each delivered supply of Cobalt Alloy containing approximately 100 tons of Cobalt Alloy as divided by the BUYER in KOKKOLA for weighing, sampling, analysis and moisture content determination.

EXPEDITION LOT means the tonnage of one container of Cobalt Alloy dispatch from the Processing Plant.

USED LOTS means the Lot or Lots of Cobalt Alloy taken into usage by the BUYER for a period of one month.

MONTH means calendar month.

PARTIES means the Parties to this Agreement.

QUOTATIONAL PERIOD means the Period defined in Article 5 of the Long Term Slag Sales Agreement or in Article 6.2 in the Long Term Cobalt Alloy Sales Agreement.

WEIGHTS AND MEASURES
1 (metric) ton  =       2,204.6 pounds avoirdupois
1 dmt or ts     =       1 dry metric ton
1 wmt or th     =       1 wet metric ton

TAKEN INTO USAGE means the taking of the Cobalt Alloy either directly from the ordinary commercial raw material Stock or alternatively from the Buffer Stock as a complement of the KOKKOLA Processing Plant.

PROJECT means the conception and building of a Processing Plant in LUBUMBASHI for the purpose of exploiting the Slag Site of LUBUMBASHI as well as the proper operation of the Processing Plant, the trading operations including related operations and the distribution of the profits.

PROCESSED SLAG means the Slag resulting from the operations in the Processing Plant

SLAG means cobalt bearing slag located in the Site in THE DEMOCRATIC REPUBLIC OF CONGO and to be used as feeding stock in the Processing plant.

SITE or SLAG SITE means the area in the Democratic Republic of Congo where the Slag is located and available to be delivered to the J.V. pursuant to this Agreement (called Terril de LUBUMBASHI, originating from the residues of the WATER JACKET ovens of GECAMINES and namely including the zones I, J, K1, K2 and TAS G-L having an average cobalt content of 1,85% as described in further detail in appendix 1 of the Frame Agreement attached as Appendix 1 to this Agreement).

PROCESSED SLAG SITE means the area in the Democratic Republic of Congo where the processed slag will be stocked.

PROCESSING COMPANY means the Company to be set up by the J.V. in the Democratic Republic of Congo in the form of a SPRL for the purposes of operating the Processing Plant.

COMMERCIAL STOCK means the ordinary stock of Cobalt Alloy enabling the regular supply of OMG-KCO plant taking into account the periodicity of maritime arrivals.

BUFFER STOCK means the Cobalt Alloy Stock to be established at OMG in KOKKOLA, FINLAND in accordance with article 10 of the J.V. Agreement and to be kept separate from the Ordinary Commercial Cobalt Alloy Stock of OMG KOKKOLA Chemicals Oy.

USD means the lawful currency of the UNITED STATES OF AMERICA.

PROCESSING PLANT means the Plant to be located in LUBUMBASHI in the DEMOCRATIC REPUBLIC OF CONGO. The Plant shall be operated by the Processing Company for the purpose of processing Slag into Cobalt bearing Alloy.

SELLER means the J.V. selling Cobalt Alloy in the Long Term Cobalt Alloy Sales Agreement.

                             II. SPECIAL PROVISIONS
                             ----------------------

1.      SCOPE
        -----

The Parties agree that, according to this Agreement, the Slag located in the Site corresponding to the specifications set out in article 2 hereafter shall be reserved and intended to the usage of the PURCHASER and of the Processing Company, in accordance with the terms and conditions set out in this Agreement .

Hence, subject to the terms and conditions of this Agreement:


(i) the SUPPLIER undertakes to sell the Slag available in the Site and corresponding to the quantities and specifications set out in Article 2 hereafter to the PURCHASER.

(ii) the PURCHASER undertakes to buy the Slag available in the Site and corresponding to the quantities and specifications set out in Article 2 hereafter from the SUPPLIER.

The SUPPLIER agrees not to sell the Slag available in the Site and corresponding to the quantities and specifications set out in Article 2 below, to any other buyer than the PURCHASER during the validity period of this Agreement and except with prior written consent of the PURCHASER.

In support of the right to take the Slag in the Site, the SUPPLIER hereby irrevocably and unconditionally guarantees to the PURCHASER and the Processing Company a free and unhindered access to the Site during the validity period of this Agreement.

In order to safeguard the effectiveness of this access, the SUPPLIER agrees either not to alienate to a third party or to transfer to the J.V. the use of the strip of land through which access to the Site is made and such as mutually agreed.

2.      QUALITY AND QUANTITY
        ---------------------

2.1. The Slag shall be delivered EXW the Site.


2.2. Information on the quality and quantity of the Slag is based at this stage on information given by the SUPPLIER. This Agreement covers the tonnages of the Slag in stock zones I, J, K1, K2 and TAS-GL (a map of the stock zones is attached as Appendix 1 forming an integral part of this Agreement) :


This represents at least 4 million dry tons of Slag having the following average analysis (and is attached as Appendix 2 and forming an integral part of this Agreement) :

          -Co: 1.85%
          -Cu: 1.39%
          -Zn: 7.49%

The quantity of Slag mentioned in Appendix 2 should be sufficient for the production of Cobalt Alloy containing 5,000 tons of Cobalt per year for a period of 15 years.


2.3. Should the total tonnage of Slag corresponding to the minimal specifications be higher than the total quantities indicated above, the PURCHASER shall have the right of first refusal to buy the excess of the Slag at terms and conditions to be set out.

In case GECAMINES wants to utilize other part of the stock than what is defined in Article 2.2, the PURCHASER shall have the right of pre-emption to use it within 3 months after the written notice addressed by GECAMINES to the PURCHASER.

The purchase conditions on all or part of that part of the stock shall be negotiated in the event the pre-emption right is used.

2.4. The SUPPLIER has delivered a preliminary map indicating the cobalt contents of the different zones of the Site. Such map is only preliminary, and shall not have any value of evidence with regard to the cobalt content of the Slag in the different zones of the Site.

The PURCHASER shall have the right to take samples in order to analyze the cobalt content of the Slag. Should an essential part of the Slag have a cobalt content below the allowed average content, and the J.V. find that the project is not economically viable, according to the feasibility studies, the J.V. shall have the right at its full and independent discretion, to terminate this Agreement by means of a written notice delivered to the SUPPLIER at the latest 6 months after entering into force of this Agreement.


2.5. The SUPPLIER undertakes to sell to the PURCHASER the quantity of Slag needed to produce the Cobalt Alloy as determined annually by the PURCHASER. That annual production shall be realized according to the agreed processing conditions and shall not be superior to 5,000 tons of cobalt contained in the Cobalt Alloy without the approval of the SUPPLIER.

Nevertheless, the Slag sale shall not be less than what is needed to produce 4,000 tons of cobalt contained in the Cobalt Alloy.


2.6. The PURCHASER shall, either on its own initiative or at the request of GECAMINES or KCO, organize at least once a year a meeting of these 3 parties in order to analyze the market conditions and coordinate the commercial policies.


2.7. The PURCHASER shall include in the Long Term Cobalt Alloy Sales Agreement to be signed with KCO that:

- KCO shall not receive more than 5,000 tons of cobalt per year, with a minimum guaranteed supply of 4,000 tons of cobalt contained in the Cobalt Alloy, according to this Agreement.

- In case the PURCHASER, after the building up of the Buffer Stock containing 2,500 tons of Cobalt, produces through the Processing company more than 4,000 tons per year, the quantity exceeding 4,000 tons shall be offered at the KCO market conditions, that shall have the right of first refusal.

2.8. The annual quantity of 5,000 tons of Cobalt mentioned above does not include the quantity comprised in the Buffer Stock and can possibly be revised after negotiation among the Parties, depending among others on the Processing capacities in the Democratic Republic of Congo and/or in Finland as well as on the Cobalt market situation.



3.      DELIVERY AND TITLES
        -------------------

The quantities specified in Article 2 above shall be delivered EXW Site.

All risk of loss, damage and destruction with regard to each delivery of Slag shall pass from the SUPPLIER to the PURCHASER along with its title as and when the delivered Slag has been loaded at the Site by the Processing Company.



4.     PRICING
       -------

4.1.    PAYABLE METALS

The PURCHASER shall pay to the SUPPLIER only for the Cobalt and Copper contained in the Slag excluding all other materials.

The Cobalt and Copper prices shall be determined separately.

The Slag payment shall be based on the weighing and analyzing of the Slag carried out at the Processing plant according to a procedure to be determined by the Parties according to Article 9.

Zinc and lead in form of oxides as well as Processed Slag shall be returned free of charge to GECAMINES that shall become the owner of them and shall remove them at its own expense as quickly as possible.

4.2. PRICE REFERENCES


The base price for Cobalt applicable for this Agreement ** a combination of ** of 99.3 cobalt (low) and ** of 99,8 cobalt (low) as published by LMB over the Quotational period.


The Parties agree to meet to determine a new base price in case the reference
99.3 and/or 99.8 would disappear or would not be representative any more.

The base price for copper is ** over the Quotational Period.





4.3. BASIS PRICE FORMULA


The price to be paid for the Cobalt contents in the Slag shall be as follows, where P is the prevailing Cobalt price :

(i)  In the event that the price of Cobalt (P) is more than or equal to **
     USD/lb:

     Payable cobalt percentage = **

     The percentage of Cobalt payable may, however, not exceed ** of the reference price.

(ii) In the event that the price of Cobalt (P) is lower than ** USD/lb, the Parties shall meet to renegotiate the pricing formula **.


The price formulas under (i) and (ii) above are the minimum. The Parties agree to meet within six months after the beginning of the processing for a possible review of the price formulas, taking into account the following elements : total investment expenditure, financing costs, electricity costs, tax treatment, yield of the processing and quality of the Cobalt Alloy.

The Parties agree that as and when OMG GGF have been fully reimbursed and repaid the capital invested in the Project including the interests accrued and the financial charges, the above pricing formula be modified, **.

** Confidential treatment has been requested with respect to certain information contained within this document. Confidential portions are omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934.

4.4. PRICE FOR COPPER


The PURCHASER shall pay to the SUPPLIER for copper in the Slag ** of the base price defined in Article 4.2.



5. QUOTATIONAL PERIOD
   ------------------

The Quotational Period for Cobalt and Copper is the month following the delivery month of Cobalt Alloy at Kokkola, Finland.



6. BUFFER STOCK
   ------------

6.1. ESTABLISHMENT AND QUANTITY


To safeguard that KCO shall get an uninterrupted and sufficient feedstock of Cobalt Alloy to the KOKKOLA Plants, GECAMINES allows the PURCHASER to build up a Buffer Stock of Cobalt Alloy in KOKKOLA besides the Commercial Stock to back up for any supply interruption.

Therefore GECAMINES agrees to sell to the J.V. and the J.V. agrees to purchase the quantity of Slag necessary for building up the Buffer Stock. The total cobalt quantity contained in the Buffer Stock shall be 2,500 tons.

The monthly amount of Cobalt Alloy exceeding the monthly agreed tonnage taken into usage by KCO shall be used for building up the Buffer Stock until the quantity of 2,500 tons of Cobalt contents has been reached.

In the event that the cobalt content in the Buffer Stock decreases during the term of this Agreement, either as a result of an interruption of deliveries or insufficient deliveries, the excess quantity above the agreed monthly supply shall be used for rebuilding the Buffer Stock until the minimum cobalt content of 2,500 tons has been reached again.



** Confidential treatment has been requested with respect to certain information contained within this document. Confidential portions are omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934.

Nevertheless, the Parties agree that the total amount of Cobalt contained in the Buffer Stock, i.e. 2.500 tons, be reduced by 400 tons per year from the year 2006 so that the quantity of Cobalt be reduced to 2.100 tons at the end of the year 2006, and so on, provided, however, that the J.V. has entirely reimbursed and repaid OMG and GGF in form of dividends or other distributions the total value of the investment in the Project including all interest and financial charges. In case not, the reduction of the Buffer Stock shall be postponed accordingly.

In the event of an interruption of supplies during the reduction periods hereinabove referred and as a result the level of the Buffer Stock falls short of the above formula, then the annual reduction shall be postponed until the minimum level of the Buffer Stock has first been met as follows :

End 2006 : 2.100 tons of Cobalt
End 2007 : 1.700 tons of Cobalt
End 2008 : 1.300 tons of Cobalt
End 2009 : 900 tons of Cobalt
End 2010 : 500 tons of Cobalt
End 2011 : 100 tons of Cobalt
End 2012 : Liquidation of the Buffer Stock.

As regard to any other situation than those mentioned hereinabove, the Parties will meet to find a joint understanding.



6.2. MANAGEMENT OF THE BUFFER STOCK


KCO shall be responsible towards the J.V. for the management and the risks of the Buffer Stock, and shall bear all costs linked to it. KCO shall permit the SUPPLIER and the PURCHASER to check all records containing the necessary information as to the status and consumption of the Buffer Stock.

The transfer of title related to the Cobalt Alloy of the Buffer Stock shall pass from the J.V. to KCO as taken into usage.

6.3. PAYMENT FOR THE SLAG TAKEN OUT FOR BUILDING-UP OF THE BUFFER STOCK


The regulations as set out in this article are not prejudicing the above article 6.1, al. 6 and following.

The PURCHASER shall pay for the Slag only after KCO has taken Cobalt Alloy into usage. The payments shall be made as set out in Art. 6.2 of the Long Term Cobalt Alloy Sales Agreement.

If GECAMINES so wish and if the PURCHASER is able to find a bank to finance such a transaction, the PURCHASER may use the Buffer Stock as a collateral for a bank loan to be used as an advance payment for the Slag to GECAMINES. The loan costs including interest and charges are at the expense of GECAMINES. The total amount of such loans including estimated interests related to such loans and bank charges shall not, however, exceed at any time the value of the Slag used for the building of the Buffer Stock, as estimated by the PURCHASER and approved by the bank. The advance payment, bank charges and interests shall be deducted from the price to be paid by the J.V. to GECAMINES as and when KCO takes into usage Cobalt Alloy from the Buffer Stock.

KCO shall always have the right, and at its full discretion, to prepay the Slag corresponding to the cobalt tonnage of the Buffer Stock.


7. PAYMENT
   -------


The payments by the PURCHASER to the SUPPLIER for the Cobalt and Copper in the Slag are based on the delivery of the Slag to the PURCHASER.

The payments by the PURCHASER shall be made within thirty calendar days from end of each Quotational Period.

8. INVOICING CURRENCY AND PAYMENT PROCEDURES
   -----------------------------------------

8.1 USD


All bills and payments shall be in USD.



8.2 METHOD OF PAYMENT


Payments by the PURCHASER to the SUPPLIER shall be made by bank transfer to the SUPPLIER's account.



9. WEIGHING, SAMPLING AND ANALYZING
   --------------------------------

The PURCHASER and the SUPPLIER shall confer and, before dispatch of the first consignment, shall adopt and record mutually acceptable methods of weighing, sampling and analyzing. Such methods shall be accurate and reliable. They shall be appropriate and, based on internationally recognized industrial standards provide efficient and practical ways of determining accurate weights, obtaining representative samples, and producing accurate analyses of Slag supplies.



10. TERM AND TERMINATION OF THE AGREEMENT
    -------------------------------------

10.1. This Agreement shall remain in force for a period of 20 years after its effective entering into force.


10.2. The Parties may at any time terminate this Agreement by mutual agreement in writing.

     In the case of termination by mutual agreement, the Parties shall agree as to the terms of the dissolution.

10.3. It is expressly agreed between the Parties that should any of the following events take place, this Agreement shall not terminate nor the rights of the PURCHASER to purchase the Slag as stipulated in this Agreement:

(i) Should GECAMINES go into bankruptcy,

(ii) Should GECAMINES become insolvent,

(iii) Should GECAMINES have a receiver appointed of its assets,

(iv) Should an order being made or a resolution being passed for winding-up or liquidate GECAMINES,

(v) Should any other similar event take place as regard to GECAMINES.


10.4. If deemed necessary by the PURCHASER that the SUPPLIER shall take some special measures to guarantee that the Slag (or what is left from it) can be used on a continuous basis by the Processing Company, the Parties shall meet to envisage the necessary safeguard measures. These possible measures shall prior to their execution be submitted to the agreement of the Parties in order to comply with the terms and conditions of this Agreement and the related agreements.


10.5. This Agreement may also be terminated with no damages by the J.V. if:

(i) the samples clearly indicate that the cobalt contents falls short of the average of 1,85%; or

(ii) it is clear that the Plant cannot operate in a profitable way on a long term basis; or

(iii)the taxation system in The Democratic Republic of Congo as applicable to the Processing Company and the Plant abruptly changes in a manner prejudicing the economic performance of the Processing Company and the profitability of the Plant.

     Such a termination shall be effectuated by a written notice from the PURCHASER to the SUPPLIER indicating the date of such termination.

11. TAXES AND OTHER CHARGES AND FEES
    --------------------------------

Any taxes, State fees or other charges on the Slag shall be for the account of the SUPPLIER, with the exception of the C.C.A.

The PURCHASER shall for the benefit of the Project and of the Processing Company and the Plant apply for and take benefit of all possible tax reliefs under tax and investment laws of the Democratic Republic of Congo such as, but not limited to, tax incentives, lower tax rates, relief of export and import duties and C.C.A. as well as exemption from withholding taxes for interest and dividend payments.

In case of any adversary changes in the tax regime with respect to the Cobalt Alloy and/or with the operation of the Plant or the Processing Company, the Parties agree to meet.

 12. HARDSHIP
     --------

If at any moment unanticipated events by the Parties will fundamentally alter the balance of this Agreement, resulting in an excessive burden to one of the parties in fulfilling its contractual obligations vis-a-vis the other Party, this aggrieved Party may proceed as follows:

- The aggrieved party may request a review of this Agreement within a reasonable delay after it has got the knowledge of the said change in circumstances and its effects on the economy of this Agreement.

- The request shall mention the reasons causing such review.

- The Parties shall confer within thirty calendar days of receipt of the notice in view to revise this Agreement on an equitable basis to avoid the excessive burdens for any of the Parties.

A request to review does not have any suspension effects as to the execution of this Agreement.

                                                                              19
13. LIABILITIES
    -----------

In the event of a breach to this Agreement, each Party shall be liable for all direct damage as well as cost, charges and expenses caused through that breach, which shall be compensated in full.

However, any loss or damage which is an indirect or consequential result of the nonfulfillment of obligations under or in connection with this Agreement are excluded unless resulting from a willful or intentional act from the defaulting Party.

All direct damages and claims can only be set off or deducted from the agreed price if and when the disagreement has been finally settled or solved otherwise.

 14. COVENANTS
     ---------

The SUPPLIER shall covenant:


(i) to guarantee an unhindered access right to the Site either by not alienating to a third party or by transferring to the J.V. the use of the strip of land through which access to Site is made as mutually agreed, as well as the exclusive rights to use the slag.


(ii) to support the obtaining from the Government of the Democratic Republic of Congo of a favorable tax treatment.


(iii) to provide its full support in order to obtain all other necessary approvals, permissions, tax exemptions and export licenses, etc. for the Processing Company and/or the PURCHASER;

III. GENERAL DISPOSALS
     -----------------


1. HIERARCHICAL ORDER OF THE AGREEMENTS
   -------------------------------------

This Agreement is part of a number of Agreements concluded between the Parties.

The aim of these Agreements is to set up the terms and conditions of the purchase of the Slag located at the Site, the setting up of the J.V. and of the Processing Company and selling the Cobalt bearing Alloy to KCO for further processing.

These Agreements are:

     (i) Joint Venture Agreement
     (ii) Long Term Slag Sales Agreement
     (iii) Long Term Cobalt Alloy Sales Agreement
     (iv) Tolling Agreement.


Although each Agreement mentioned above can be interpreted independently and according to its terms, it is to be noted that it is part of a larger contractual arrangement and that it has to be interpreted in light of the other Agreements.

In the event of a conflict, the Agreements listed above shall be interpreted in the above order so that a prior Agreement shall always supersede a later one.



2. AMENDMENTS
   ----------


Any amendments and additions to this Agreement shall be valid only if made in writing and signed by duly authorized representatives of the Parties hereto.

Should an amendment or modification to this Agreement have an effect on the other Agreements, the Parties undertake to change or modify these other Agreements in order to avoid any conflicts between the various Agreements.




3. RESTRICTIONS ON TRANSFERS
   -------------------------

3.1. A Party shall not have the right to sell, assign, transfer, mortgage, pledge, charge or otherwise deal with the rights and obligations it holds in this Agreement.


3.2. The provisions of Article 3.1 shall not be applicable in case of a transfer, sale or assignment of participation by a Party to an affiliate company provided that the transfer, sale or assignment is total and imposed by legitimate reorganisation needs of the Party concerned.

     For the purposes of this Agreement, an affiliate company shall mean any company or entity which is a subsidiary or a parent of the transferor Party or which directly or indirectly controls or is controlled by the transferor Party.


3.3. Any transfer beyond the terms and conditions of Article 3.1. and 3.2 shall not be possible without the prior written consent by all the Parties.


3.4. Any transfer described or permitted in accordance with Articles 3.1 and 3.2 shall be subject to the transferee giving its written undertaking to be bound by all the terms, conditions and undertakings of this Agreement and the relating Agreements.

                                                                              22
4.      ARBITRATION AND APPLICABLE LAWS
        -------------------------------

In the event the Parties are unable to settle a dispute in connection with this Agreement out of court, they agree the dispute shall be submitted to the French section of the tribunals of Brussels which shall give a verdict pursuant to the Belgian laws.

5.      CONFIDENTIALITY
        ---------------

5.1. Unless otherwise provided in this Article, all reports, records, data or any other information of any kind whatsoever developed or acquired by any Party in connection with the activities of the J.V. and/or the Processing Company in the Democratic Republic of Congo controlled by the J.V., shall be treated as confidential and no Party shall reveal or otherwise disclose such confidential information to third parties without the prior consent of the other Parties.

     The above restrictions shall not apply to the disclosure of confidential information to any affiliate companies or any private or public financing institutions, any contractors or subcontractors, employees or consultants of the Parties or of the J.V. or the Processing Company or to any third party to which a Party envisage the transfer, the sale, assignment, encumbrance or other disposition of all of its participation in the J.V. in accordance to the terms of the Article 3 above.

     However, this shall only be applicable provided the confidential information shall only be disclosed to third parties having a legitimate need for this information and the persons or company to whom such disclosure is made shall first undertake in writing to protect the confidential nature of such information, to the same extent as the Parties are obligated under this Article.

     In addition, the above restrictions shall not apply to any Government or governmental Department or Agency which has the right to require disclosure of such confidential information.

     These restrictions shall also not apply to such confidential information which comes into the Public Domain, except the fault from any Party.

     This confidentiality obligation shall survive for a period of 5 years commencing at the termination/dissolution of this Agreement.

     The above mentioned restrictions are not valid for information retained by GECAMINES related to the Site.

6.      FORCE MAJEURE
        -------------

6.1. The obligations of any Party shall be suspended to the extent that the performance of its obligations is prevented or delayed, in whole or in part by:

     - accidental act, bad weather, floods, slides, mine disasters or major accidents, cave-ins, strikes, lock-out, labor disputes, labor shortage, demonstrations, riots, sabotage, laws, rules or regulations of agency or governmental bodies.

     The obligations shall also be suspended in the event of governmental actions or inactions, restraints of governmental or other competent authorities, inability to obtain or unavoidable delay in obtaining necessary materials, facilities and equipment in the open market, suspension or refusal of access to the deposit Slag Site, interruption or unavoidable delay in communication or transportation, or any other cause, whether similar or not to those specifically listed, which shall be beyond the reasonable control of the Party.


6.2. In the event of such occurrences, the Party affected shall give written notice to the other Parties as soon as possible after the occurrence of the event causing the delay or prevention, setting out full particulars and estimating the duration of the delay or prevention.

     The Party affected shall use all possible diligence to remedy the situation causing the delay as quickly as possible.

     The requirement that any such delay shall be remedied with all possible diligence shall not require a Party to settle strikes, lock out or other labor conflicts contrary to its wishes and this type of difficulty shall be handled within the discretion of the Party concerned.

     In the event the situation of force majeure would remain enforce for more than 6 months, the Parties shall meet to analyze the situation en envisage the termination of this Agreement.

7.      NOTICES
        -------

7.1. All notices required under this Agreement shall be in writing and directed to the respective Parties at the following addresses:






If to GECAMINES:         Mr Umba Kyamitala
                         General Director
                         Boulevard du Souverain 30
                         B-1000 BRUSSELS
                         BELGIUM
                         Tel. 00.32-2-676  89 98
                         Fax. 00.32-2-676  80 41
                         Fax Technical Direction:
                              00.32-2-676  80 48


If to J.V.:







Any notice shall be deemed to have been given to any Party if personally delivered to a designated officer of the Party to whom the notice is addressed, or if sent by registered mail, postage prepaid, with return receipt, and properly addressed as set forth herein, or if sent by fax or telex to an authorized representative with evidence of transmission receipt.

The notice shall be effective as of the moment of personal delivery, or in the case of mailing, as of the date shown on the return receipt, or in the case of fax or telex, as of the date faxed or telexed.

                     LONG TERM COBALT ALLOY SALES AGREEMENT
                     --------------------------------------











BETWEEN
-------




                   THE J.V. GROUPEMENT POUR LE TRAITEMENT DU
                   TERRIL DE LUBUMBASHI




AND
---

                            OMG KOKKOLA CHEMICALS OY

THE PRESENT AGREEMENT IS ESTABLISHED IN ITS ENTIRETY BY ALL
THE ELEMENTS HEREINAFTER SPECIFIED AND AS REFERRED TO IN THE
RESPECTIVE ARTICLES




I.      DEFINITIONS

II.     SPECIAL PROVISIONS

1.      Scope and Quantity
2.      Specifications of the Cobalt Alloy
3.      Duration
4.      Buffer Stock
5.      Delivery and Title
6.      Payment
7.      Weighing, Sampling and Analysis
8.      Invoicing Currencies and Payment Procedures
9.      Hardship
10.     Liabilities




III.    GENERAL DISPOSALS

1.      Hierarchical Order of the Agreements
2.      Amendment
3.      Restrictions on Transfers
4.      Arbitration and Applicable Laws
5.      Confidentiality
6.      Force Majeure
7.      Notices
8.      No Waiver
9.      Severability and Headings
10.     Sovereign Immunity
11.     Further Engagements
12.     General Clauses
13.     Entering into Force

The Present Agreement is concluded between :




SELLER :


J . V. "GROUPEMENT POUR LE TRAITEMENT DU TERRIL DE LUBUMBASHI", having its registered office in Jersey on the one hand; and




BUYER :


OMG KOKKOLA CHEMICALS OY, having its registered office at P.O. Box 286, FIN-67101 KOKKOLA, Finland (hereinafter referred to as the BUYER or KCO) on the other hand.






Whereas the SELLER intends to invest in a Plant to be located in Lubumbashi, the Democratic Republic of Congo, for the exclusive purpose of processing Slag presently available in the Site in the Democratic Republic of Congo to be processed into Cobalt Alloy which will be sold to the BUYER, and


Whereas the Parties wish to enter into this Agreement whereby the SELLER undertakes to sell Cobalt Alloy, and the BUYER undertakes to buy Cobalt Alloy according to the terms and conditions herein set forth.










THEREFORE THE PARTIES HAVE AGREED AS FOLLOWS :

                                                                               4
I.      DEFINITIONS


The terms defined hereinafter shall for all purposes of this Agreement and related Contracts have the meanings hereinafter specified, unless otherwise specified :




AGREEMENT means this document signed by the Parties and its appendices forming an integral part of the present Agreement as well as its possible amendments.

BUYER means OMG KOKKOLA CHEMICALS Oy (KCO), a subsidiary of the OMG Group, buying Cobalt Alloy in the Long Term Cobalt Alloy Sales Agreement.

PURCHASER means the J.V. purchasing Slag in the Long Term Slag
Sales Agreement.

COBALT BEARING ALLOY or TREATED MATERIAL means the main end product of the Processing Company (sometimes also called "Cobalt Alloy") containing cobalt and copper.

YEAR means calendar year beginning on 1st of January and ending on 31st of December.

UMPIRE means a person appointed by mutual agreement of the J.V. and the Buyer or GECAMINES in accordance with the Long Term Slag Sales Agreement or Long Term Cobalt Alloy Sales Agreement.

CIF means "cost, insurance and freight" as defined in INCOTERMS, 1990 edition.

TOLLING AGREEMENT means the Agreement concluded between the J.V. and the Processing Company for the purpose of processing Slag into Cobalt bearing Alloy.

LONG TERM COBALT ALLOY SALES AGREEMENT means the Agreement whereby the J.V. undertakes to sell Cobalt Alloy to the Buyer and the latter undertakes to buy Cobalt Alloy from the J.V.

LONG TERM SLAG SALES AGREEMENT means the Agreement whereby GECAMINES undertakes to sell Slag to the J.V. and the latter undertakes to buy Slag from GECAMINES.

DATE OF DELIVERY means the date on which the J.V. takes and becomes the owner of the Site Slag according to the terms of the ex-site delivery clause.

DDU means "delivery duty unpaid" as defined in INCOTERMS, 1990 edition

EXW means "ex works delivery" clause as defined in INCOTERMs, 1990 edition.

SUPPLIER means the GENERALE DES CARRIERES ET DES MINES supplying Slag in the Long Term Slag Sales Agreement.

J.V. means a private limited liability company having its registered office in JERSEY.

BUSINESS DAY means a day which is not a Saturday, a Sunday or a public holiday in Finland, The Netherlands or the Democratic Republic of Congo.

KCO means OMG KOKKOLA CHEMICALS Oy, a subsidiary of the OMG Group located in KOKKOLA, REPUBLIC OF FINLAND and established under the laws of the REPUBLIC OF FINLAND.

LMB means the LONDON METAL BULLETIN.

LME means the LONDON METAL EXCHANGE.

SUPPLY LOT means a part of each delivered supply of Cobalt Alloy containing approximately 100 tons of Cobalt Alloy as divided by the BUYER in KOKKOLA for weighing, sampling, analysis and moisture content determination.

EXPEDITION LOT means the tonnage of one container of Cobalt Alloy dispatch from the Processing Plant.

USED LOTS means the Lot or Lots of Cobalt Alloy taken into usage by the BUYER for a period of one month.

MONTH means calendar month.

PARTIES means the Parties to this Agreement.

QUOTATIONAL PERIOD means the Period defined in Article 5 of the Long Term Slag Sales Agreement or in Article 6.2 in the Long Term Cobalt Alloy Sales Agreement.

WEIGHTS AND MEASURES
1 (metric) ton  =       2,204.6 pounds avoirdupois
1 dmt or ts    =        1 dry metric ton
1 wmt or th     =       1 wet metric ton

TAKEN INTO USAGE means the taking of the Cobalt Alloy either directly from the ordinary commercial raw material Stock or alternatively from the Buffer Stock as a complement of the KOKKOLA Processing Plant.

PROJECT means the conception and building of a Processing Plant in LUBUMBASHI for the purpose of exploiting the Slag Site of LUBUMBASHI as well as the proper operation of the Processing Plant, the trading operations including related operations and the distribution of the profits.

PROCESSED SLAG means the Slag resulting from the operations in the Processing Plant

SLAG means cobalt bearing slag located in the Site in THE DEMOCRATIC REPUBLIC OF CONGO and to be used as feeding stock in the Processing plant.

SITE or SLAG SITE means the area in the Democratic Republic of Congo where the Slag is located and available to be delivered to the J.V. pursuant to this Agreement (called Terril de LUBUMBASHI, originating from the residues of the WATER JACKET ovens of GECAMINES and namely including the zones I, J, Kl, K2 and TAS G-L having an average cobalt content of 1,85% as described in further detail in appendix 1 of the Frame Agreement attached as Appendix 1 to this Agreement).

PROCESSED SLAG SITE means the area in the Democratic Republic of Congo where the processed slag will be stocked.

PROCESSING COMPANY means the Company to be set up by the J.V. in the Democratic Republic of Congo in the form of a SPRL for the purposes of operating the Processing Plant.

COMMERCIAL STOCK means the ordinary stock of Cobalt Alloy enabling the regular supply of OMG-KCO plant taking into account the periodicity of maritime arrivals.

BUFFER STOCK means the Cobalt Alloy Stock to be established at OMG in KOKKOLA, FINLAND in accordance with article 10 of the J.V. Agreement and to be kept separate from the Ordinary Commercial Cobalt Alloy Stock of OMG KOKKOLA Chemicals Oy.

USD means the lawful currency of the UNITED STATES OF AMERICA.

PROCESSING PLANT means the Plant to be located in LUBUMBASHI in the DEMOCRATIC REPUBLIC OF CONGO. The Plant shall be operated by the Processing Company for the purpose of processing Slag into Cobalt bearing Alloy.

SELLER means the J.V. selling Cobalt Alloy in the Long Term Cobalt Alloy Sales Agreement.

                             II. SPECIAL PROVISIONS
                                 ------------------
1. SCOPE AND QUANTITY
---------------------



The SELLER undertakes to sell and deliver to the BUYER and the BUYER undertakes to buy from the SELLER a minimum annual of 4,000 tons of cobalt and a maximum annual 5,000 tons of Cobalt contained for the exclusive usage of the Buyer.

The annual quantity of 5,000 tons of Cobalt mentioned above does not include the quantity contained in the Buffer Stock and could possibly be reviewed after negotiation between the Parties, depending among others on the Slag availability, the processing capacity in the Democratic Republic of Congo and/or in Finland as well as on the Cobalt market situation.

The annual quantity to be delivered shall be agreed by the Parties in the annual plans to be concluded and agreed three months prior to the beginning of each year.

In case the SELLER produces through the Processing Company more than 4,000 tons per year, after the building up of the Buffer Stock, the quantity exceeding 4,000 tons shall be offered in priority to the BUYER at market conditions, and the latter shall have the right of first refusal.

The J.V. can only sell to other users that tonnage of Cobalt which exceeds 4,000 tons.

2. SPECIFICATIONS OF THE COBALT ALLOY
--------------------------------------

The Cobalt Alloy to be delivered to KOKKOLA, Finland shall have the following specifications on a dry basis:
**

** Confidential treatment has been requested with respect to certain information contained within this document. Confidential portions are omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934.

3. DURATION
-----------

This Agreement is concluded for a period of 20 years.

This Agreement shall automatically be prolonged in so far that at the end of the year 2016 there is still Slag with an average Cobalt content of 1,85% and capable of being provided on economic viable terms and provided that the Long Term Slag Sales Agreement shall be prolonged for an equivalent period of time.

This Agreement shall automatically be terminated:

(i) in case there shall no more be Slag available corresponding to the minimal required quantities and qualities,

(ii)   in case of liquidation of the J.V. with no successor,

(iii) in case the BUYER disappears with no successor. Should any of the above mentioned event take place, no damages or interests shall be paid whatsoever.


4. BUFFER STOCK
---------------


4.1.    ESTABLISHMENT AND QUANTITY

To guarantee to the SELLER and BUYER an uninterrupted and sufficient feedstock of Cobalt Alloy to the KOKKOIA Plants, GECAMINES allows the SELLER and the BUYER to build up a Buffer Stock of Cobalt Alloy in KOKKOLA, in addition to the commercial stock to alleviate the problem caused by possible disturbances in the deliveries.

For that reason GECAMINES undertakes to sell to the J.V. and the J.V. undertakes to buy from GECAMINES the quantity of Slag necessary for building up the Buffer Stock. The Cobalt contained in the Buffer Stock shall be 2,500 tons.

The monthly amount of cobalt contained in the Cobalt Alloy exceeding the agreed monthly tonnage taken into usage by KCO shall be used for building up the Buffer Stock until the 2,500 tons of Cobalt Contained in the Cobalt Alloy have been reached.

In the event that the cobalt content in the Buffer Stock decreases during the validity period of this Agreement, because of interruption or slowing down of the deliveries the excess quantity above the agreed monthly supply shall be used for rebuilding the Buffer Stock until the cobalt content of 2,500 tons has been reached again.

Nevertheless, the Parties agree that the total amount of cobalt contained in the Buffer Stock, i.e. 2.500 tons, may be reduced by 400 tons per year from the year 2006 so that the quantity of cobalt contents will be reduced to 2.100 tons at the end of the year 2006, and so on, provided, however, that 0MG and GGF have been entirely reimbursed and repaid by the J.v. in form of dividends or other distributions the total value of their investments in the Projects including all the interests accrued and financial charges. In case not, the reduction of the Buffer Stock shall be postponed accordingly.


If during the reduction period hereinabove referred there will be disturbances in the deliveries and as a result the Buffer Stock level falls short of the above formula, then the annual reductions shall be postponed until the minimum level of the Buffer Stock has first been met.

End 2006 : 2.100 tons of cobalt
End 2007 : 1.700 tons of cobalt
End 2008 : 1.300 tons of cobalt
End 2009 :   900 tons of cobalt
End 2010 :   500 tons of cobalt
End 2011 :   100 tons of cobalt
End 2012 : Liquidation of the Buffer Stock.

With regard to any situation other than what is regulated hereinabove, the Parties will meet to find a joint understanding.



4.2.    MANAGEMENT OF THE COBALT ALLOY BUFFER STOCK


KCO shall be responsible towards the J.V. for the management of the Buffer Stock, the risks, and shall bear all costs linked to it. KCO shall permit GECAMINES and the SELLER to check all records containing the necessary information as to the status and consumption of the Buffer Stock.

The transfer of title related to the Cobalt Alloy of the Buffer Stock shall pass from the J.V.. to KCO as taken into usage.

4.3.    PAYMENT FOR THE SLAG TAKEN OUT FOR BUILDING UP OF THE
        BUFFER STOCK

KCO shall pay for the Cobalt Alloy delivered to build up the Buffer Stock as follows :

(i) KCO shall pay the J.V. for the tolling and transportation costs from the Democratic Republic of Congo to KOKKOIA at the end of the month following the delivery at KOKKOLA. These costs shall be agreed upon in the annual budget.

(ii) The balance of the Cobalt and Copper price contained in the Alloy shall be payable as and when taken into usage from the Buffer Stock.

KCO is aware that the J.V. shall have the right to use the Buffer Stock as a security for a loan provided that the J.V. is able to borrow money to pay GECAMINES for the Slag (as further described in art. 4.3 and 6.3 of the Long Term Slag Sales Agreement).

The quantity of Cobalt and Copper contained in the Alloy and taken out from the Buffer Stock shall be priced in the same way as normal lots of Cobalt Alloy taken into usage by KCO.


5. DELIVERY AND TITLES
----------------------

The SELLER shall deliver the Cobalt Alloy, except the Buffer Stock, DDU KOKKOLA Finland, packed in drums, in bags or otherwise, as agreed in due course between the SELLER and the BUYER.

GECAMINES, the SELLER and the BUYER shall agree before the end of each calendar year on the quantity of Cobalt Alloy to be delivered to KCO for the following year. The delivery shall be made monthly in approximately even supplies.

The transfer of titles and risks shall pass from the SELLER to the BUYER DDU KOKKOLA.

6. PRICING


6.1.    PRICE DETERMINATION


The BUYER shall pay to the SELLER only for the Cobalt and Cop- per contents of each direct shipment or taken out from the Buffer Stock. The price of Cobalt and Copper shall be determined separately for each Used Lot of Cobalt Alloy as follows:


(a) Cobalt Price Formula


    The reference price of Cobalt to be applicable in the Agreement shall be ** the combination of ** of the 99.3 (low) Cobalt base price and ** of the Cobalt 99,8 (low) base price both as published by LMB during the Quotational Period.

    The Parties shall agree to meet to determine a new base price in case the 99,3 or 99,8 references disappear or are no more representative.

    The price for the Cobalt contained shall be ** of the base price established as a combination of ** of 99,3 (low) and ** of 99,8 (low).


    If the cobalt contents in the Cobalt Alloy exceed ** for a period of at least ** consecutive months, the Parties will meet to raise the ** ceiling referred to in the above paragraph.

    In the event that the Cobalt is taken into usage from the Buffer Stock, the processing and transport costs already paid by the BUYER earlier shall be deducted from the above mentioned cobalt price formula.


b) Copper Price Formula

    The Copper base price shall be the ** over the Quotational Period.

    The price paid for the Copper contained shall be ** of the base price.



     ** Confidential treatment has been requested with respect to certain information contained within this document. Confidential portions are omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934.

6.2. QUOTATIONAL PERIOD


In case of direct delivery, the Cobalt and Copper Quotational Period is the month following the month of the delivery of Cobalt Alloy to KOKKOLA, FINLAND.

In case of taken into Usage from the Suffer Stock, the Cobalt and Copper Quotational Period is the month following the month of the Taken into Usage.



6.3. PAYMENT


    The payment by the BUYER to the SELLER for each delivery, except for the deliveries to the Buffer Stock, shall be made as follows:

    The payments by the BUYER shall be made within twenty calendar days from the end of each Quotational Period.

    The price payable for all Lots delivered to KCO during any one month shall be calculated based on the relevant average cobalt and copper contents of each shipment and on the weight as determined by KCO.

    The BUYER shall notify the SELLER no later than ten days after the end of the Quotational Period applicable to the supplied Lots the following:

     (i) weight of supplied Lots during the preceding month

    (ii) the average Cobalt and Copper contents of the supplied Lots and

    (iii) the price payable for the supplied Lots taking into account the applicable reference price set out in Article 5 above.

    In case the averages of the final analysis of Cobalt and Copper contents are not available at the time of payment, the BUYER shall make a preliminary payment based on weights and analysis preliminary determined.

    When the final analysis is available, such payment shall be adjusted to reflect the final weights and analysis by crediting or debiting the difference in the next payment to be made by the BUYER to the SELLER.

6.4.    TAXES AND DUTIES


Any and all taxes, customs duties, Government charges or other duties paid or levied on the Cobalt Alloy in Finland shall be paid by the BUYER. All taxes, customs duties, Government char- ties or other duties on Cobalt Alloy outside of Finland shall be paid by the SELLER.




7. WEIGHING, SAMPLING AND ANALYSIS
----------------------------------

The BUYER, the SELLER and GECAMINES shall confer and before the first dispatch shall adopt and record mutually agreed methods of weighing, sampling and analyzing. Such methods shall be accurate and reliable. They shall be appropriate and, based on internationally recognized and industrial standards, provide efficient economic and practical ways of determining accurate weights, obtaining representative samples, and producing accurate analyses of Cobalt Alloy.




8. INVOICING CURRENCIES AND PAYMENT PROCEDURES
-----------------------------------------------



8.1. USD

    All bills and payments shall be in USD.



8.2. METHOD OF PAYMENT

    Payments by the BUYER to the SELLER shall be made by bank transfer to the SELLER's account.

                                                                              15
9. HARDSHIP
-----------

    If at any moment unanticipated events by the Parties fundamentally alter the balance of this Agreement, resulting in an excessive burden to one of the parties in fulfilling its contractual obligations vis-a-vis the other Party, this aggrieved Party may proceed as follows:

      - The aggrieved Party may request a review of this Agreement within three months after it has got the knowledge of the said change in circumstances and its effects on the economy of this Agreement.

      - The request shall mention the reasons causing such review.


      - The Parties shall confer within thirty calendar days of receipt of the notice in view to revise this Agreement on an equitable basis to avoid the excessive burdens for any of the Parties.

    The request to review does not have any suspension effects as to the execution of this Agreement.



10. LIABILITIES
----------------

In the event of a breach to this Agreement, each Party shall be liable for all direct damage as well as costs, charges and expenses resulting from that breach.

These damages shall be compensated in full.

However, any loss or damage which is an indirect or consequential result of the nonfulfillment of obligations under or in connection of this Agreement is excluded unless resulting from a willful or intentional act from the defaulting Party.

All direct damages and claims can only be set off or deducted from the agreed price as and when the disagreement thereof between the Parties has been finally settled or solved otherwise.

                             III. GENERAL DISPOSALS
                                  -----------------


1. HIERARCHICAL ORDER OF THE AGREEMENTS
   ------------------------------------

This Agreement is part of the Agreements concluded between the Parties.

The aim of these Agreements is to set up the terms and conditions of the purchase of the Slag located at the Site , the setting up of the J.V. and of the Processing Company and selling the Cobalt-bearing Alloy to KCO for further processing.

These Agreements are:

(i)     JOINT VENTURE AGREEMENT
(ii)    LONG TERM SLAG SALES AGREEMENT
(iii)   LONG TERM COBALT ALLOY SALES AGREEMENT
(iv)    TOLLING AGREEMENT


Although each Agreement mentioned above can be interpreted independently and according to its own terms, it is to be noted that it is part of a larger contractual arrangement and that it has to be interpreted in light of the other Agreement.

In the event of a conflict between the listed Agreements, they shall be interpreted in the above order so that a prior Agreement shall always supersede a later one.




2. AMENDMENTS
   ----------

Any amendments or additions to this Agreement shall be valid only if made in writing and signed by duly authorized representatives of the Parties hereto.

Should an amendment or modification to this Agreement have an effect on the other Agreements, the Parties undertake to change or modify these other Agreements in order to avoid any conflicts between this Agreements and the other Agreements.


3. RESTRICTIONS ON TRANSFERS
----------------------------

3.1. A Party shall not have the right to sell, assign, transfer, mortgage, pledge, charge or otherwise deal with the rights and obligations it holds in this Agreement.


3.2. The provisions of Article 3.1. shall not be applicable in the case of a transfer, sale or assignment of participation by a Party to an affiliate company provided that the transfer, sale or assignment is total and is imposed by legitimate reorganization needs of the Party concerned.

     For the purposes of this Agreement, an Affiliate Company shall mean any company or entity which is a subsidiary or a parent of the transferor Party or which directly or indirectly controls or is controlled by the transferor Party.


3.3. Any transfer beyond the terms and conditions of Article 3.1. or 3.2. shall not be possible without the prior written consent of all the Parties.



3.4. Any transfer described or permitted in accordance with Articles 3.2 and 3.3 shall be subject to the transferee giving its written undertaking to be bound by all the terms, conditions and undertakings of this Agreement and relating Agreements.



4. ARBITRATION AND APPLICABLE LAWS
----------------------------------

     In the event the Parties are unable to settle a dispute in connection with this Agreement out of court, they agree the dispute shall be submitted to the French section of the tribunals of Brussels which shall give a verdict pursuant to the Belgian laws.

5. CONFIDENTIALITY
------------------

5.1. Unless otherwise provided in this Article, all reports, records, data or any other information of any kind whatsoever developed or acquired by any Party in connection with the activities of the J.V. and/or the Processing Company in the DEMOCRATIC REPUBLIC OF CONGO controlled by the J.V., shall be treated as confidential and no Party shall reveal or otherwise disclose such confidential information to third parties without the prior consent of the other Parties.

     The above restrictions shall not apply to the disclosure of confidential information to any affiliate companies or any private or public financing institutions, any contractors or subcontractors, employees or consultants of the Parties or of the J.V. or the Processing Company or to any third party to which a Party envisage the transfer, the sale, assignment, encumbrance or other disposition of all of its participation in the J.V. in accordance with the terms of the Article 3 above.

     However, this shall only be applicable provided the confidential information shall only be disclosed to third parties having a legitimate need for this information and the persons or company to whom such disclosure is made shall first undertake in writing to protect the confidential nature of such information, to the same extent as the Parties are obligated under this Article.

     In addition, the above restrictions shall not apply to any Government or governmental Department or Agency which has the right to require the disclosure of such confidential information.

     These restrictions shall also not apply to such confidential information which comes into the Public Domain, except the fault from any Party.

     This confidentiality obligation shall survive for a period of 5 years commencing at the termination/dissolution of this Agreement.

     The above mentioned restrictions are not valid for information retained by GECAMINES related to the Site.

6.      FORCE MAJEURE
----------------------

6.1. The obligations of any Party shall be suspended to the extent that the performance of its obligations is prevented or delayed, in whole or in part by:

     - accidental act, bad weather, floods, slides, mine disasters or major accidents, cave-ins, strikes, lock-out, labor disputes, labor shortage, demonstrations riots, sabotage, laws, rules or regulations of agency or governmental bodies.

     The obligations shall also be suspended in the event of governmental actions or inactions, restraints of governmental or other competent authorities, inability to obtain or unavoidable delay in obtaining necessary materials, facilities and equipment in the open market, suspension or refusal of access to the deposit Slag Site, interruption or unavoidable delay in communication or transportation, or any other cause, whether similar or not to those specifically listed, which shall be beyond the reasonable control of the Party.


6.2. In the event of such occurrences, the affected Party shall give written notice to the other Party as soon as possible after the occurrence of the event causing the delay or prevention, setting out full particulars and estimating the duration of the delay or prevention.

     The Party affected shall use all possible diligence to remedy the situation causing the delay as quickly as possible.

     The requirement that any such delay shall be remedied with all possible diligence shall not require a Party to settle strikes, lock out or other labor conflicts contrary to its wishes and this type of difficulty shall be handled within the discretion of the Party concerned.

     In the event the situation of force majeure would remain enforce for more than 6 months, the Parties shall meet to analyze the situation en envisage the termination of this Agreement.

7.      NOTICES
----------------


7.1. All notices required under this Agreement shall be in writing and directed to the respective Parties at the following addresses:



    -If to J.V.






    -If to KCO

          OMG EUROPE GMBH
          Mr Kari MUURAISKANGAS
          Morsenbraicherweg 200
          D - 40470 DUSSELDORF
          GERMANY
          Tel: 00.49.211.96.18.80
          Fax: 00.49.211.61.46.29




Any notice shall be deemed to have been given to any Party if personally delivered to a designated officer of the Party to whom the notice is addressed, or if sent by registered mail, postage prepaid, with return receipt, and properly addressed as set forth herein, or if sent by fax or telex to an authorized representative with evidence of transmission receipt.

The notice shall be effective as of the moment of personal delivery, or in the case of mailing, as of the date shown on the return receipt, or in the case of fax or telex, as of the date faxed or telexed.

A Party may, at any time, change the address to which notices or communications shall be given by written notice to the other Party.

8.      NO WAIVER
-----------------

The failure of a Party at any time to require the performance of any provision of this Agreement shall not affect its right to execute that provision and a waiver by such Party upon a breach thereof shall not be interpreted as a waiver by such Party of any later non execution of such provision or as a waiver by such Party of any other provision of this Agreement.


9.  SEVERABILITY AND HEADINGS
-----------------------------

9.1. If any provision of this Agreement or its related Appendices should be null and void, such a nullity shall not invalidate all the other provisions in this Agreement or related Appendices. The Parties of this Agreement shall endeavor to negotiate so as to replace any null and void provision as well as any other affected provision.


9.2. The headings in this Agreement are considered for convenience only and shall not have any effect or limit in interpreting the provisions of this Agreement.


10.     SOVEREIGN IMMUNITY
--------------------------

To the extent that a Party may be entitled to claim in any jurisdiction in which legal proceedings may at any time be commenced with respect to this Agreement, for itself or its activities, properties or assets any immunity either:

     -from jurisdiction of any court or arbitration

     -from attachment prior to judgment, from execution of a judgment or set-off

   - from any other legal process, and to the extent where such immunity could be granted by that jurisdiction, the Parties hereby irrevocably agree not to claim and hereby waive such immunity in respect of suit, jurisdiction of any court, attachment prior to judgment, set-off, execution of a judgment and from other legal process, as well as any immunity whatsoever.

11. FURTHER ENGAGEMENTS
-----------------------

11.1. The Parties respectively agree to execute and deliver such further instruments, papers and documents and to take the necessary measures that may reasonably be necessary or as may reasonably be requested for the purpose of carrying out the provisions of this Agreement.


11.2. This Agreement shall be binding upon to the benefit of the Parties hereto and their respective duly authorized representatives, providing they have agreed to be bound.

12.     GENERAL CLAUSES
------------------------

12.1. A Party shall be entitled to terminate this Agreement in the event of a material breach of any provision by the other Party.

     However, the termination can only occur in the event it has not been remedied within thirty days from the date of a written notice to the defaulting Party.

     A material breach shall be considered one which endangers the successful completion of operations and the general equilibrium of this Agreement.

12.2. The responsibilities and liabilities of the Parties. according to this Agreement shall survive after the expiry or termination.

     The expiry or termination of the Agreement or liabilities arising under this Agreement shall not affect the Parties' obligations expressly stated in this Agreement to survive, or expressly contemplated in the event of such expiry or termination.

13.    ENTERING INTO FORCE
--------------------------

This Agreement shall become effective when it has been signed by the duly authorized representatives of the Parties and provided that the Joint Venture Agreement has become effective.


In witness whereof the Parties have signed this Agreement drafted in French and translated into English (French version being binding) in two original copies, one for each party, by their duly authorized representatives.




Place, date


For J.V.





For OMG-KCO.

                               TOLLING AGREEMENT







                                     between




            GROUPEMENT POUR LE TRAITEMENT DU TERRIL DE LUBUMBASHI


                                      and


                 SOCIETE DE TRAITEMENT DU TERRIL DE LUBUMBASHI

THE PRESENT AGREEMENT IS ESTABLISHED IN ITS ENTIRETY BY ALL
THE ELEMENTS HEREINAFTER SPECIFIED AND AS REFERRED TO IN THE
RESPECTIVE ARTICLES





I.     DEFINITIONS


II.     SPECIAL PROVISIONS

          1.   Appointment
          2.   Conditions Precedent
          3.   Period of Agreement
          4.   Processing and Quality Control
          5.   Basis of Operations
          6.   Liability
          7.   Price and Payment
          8.   Legal Requirements
          9.   Representations, Warranties and Covenants
          10.  Breach



III.    GENERAL PROVISIONS


        1.     Hierarchical Order of the Agreements
        2.     Amendment
        3.     Restrictions on Transfers
        4.     Arbitration and Applicable Laws
        5.     confidentiality
        6.     Force Majeure
        7.     Notices
        8.     No Waiver
        9.     Severability and Headings
        10.    Sovereign Immunity
        11.    Further Engagements
        12.    General Clauses
        13.    Entering into Force

This Agreement is concluded between




GROUPEMENT POUR LE TRAITEMENT DU TERRIL DE LUBUMBASHI (hereinafter referred to as GTL) organized and existing under the laws of JERSEY, having its registered office in Jersey;


and SOCIETE DE TRAITEMENT DU TERRIL DE LUBUMBASHI (hereinafter referred to as STL S.P.R.L.) _a Private Company with Limited Responsibility organized and existing under the laws of the Democratic Republic of Congo, having its registered office at Lubumbashi.




WITNESSETH THAT


Whereas OM GROUP Inc., GROUPE GEORGE FORREST S.A. and La GENERALE DES CARRIERES ET DES MINES have established the J.V. which again established STL for the purpose of building and operating plant mentioned hereinafter;

Whereas STL shall operate a Processing Plant in the Democratic Republic of Congo for the purpose of processing Slag into Cobalt Alloy;

Whereas GECAMINES has concluded a Long Term Slag Sales
Agreement with the J.V.;

Whereas the J.V. has concluded a Long Term Cobalt Alloy Sales Agreement with 0MG KOKKOLA CHEMICALS OY , whereby the J.V. shall sell agreed quantities of Cobalt Alloy on a long term basis to 0MG KOKKOLA CHEMICALS OY;

Whereas GTL wishes to enter into a Tolling Agreement with STL and appoint STL to process the Slag on its behalf in the Democratic Republic of Congo and STL has agreed to accept such appointment;

Now therefore in consideration of the premises and of the covenants and agreements contained in this Agreement, the Parties hereby agree as follows:

I.      DEFINITIONS


The terms defined hereinafter shall for all purposes of this Agreement and related Contracts have the meanings hereinafter specified, unless otherwise specified:

AGREEMENT means this document signed by the Parties and its appendices forming an integral part of the present Agreement as well as its possible amendments.

BUYER means OMG KOKKOLA CHEMICALS Oy (KCO) , a subsidiary of the 0MG Group, buying Cobalt Alloy in the Long Term Cobalt Alloy Sales Agreement.

PURCHASER means the J.V. purchasing Slag in the Long Term Slag
Sales Agreement.

COBALT BEARING ALLOY or TREATED MATERIAL means the main end product of the Processing Company (sometimes also called "Cobalt Alloy") containing cobalt and copper.

YEAR means calendar year beginning on 1st of January and ending on 31st of December.

UMPIRE means a person appointed by mutual agreement of the J.V. and the Buyer or GECAMINES in accordance with the Long Term Slag Sales Agreement or Long Term Cobalt Alloy Sales Agreement.

CIF means "cost, insurance and freight" as defined in INCOTERMS, 1990 edition.

TOLLING AGREEMENT means the Agreement concluded between the J.V. and the Processing Company for the purpose of processing Slag into Cobalt bearing Alloy.

LONG TERM COBALT ALLOY SALES AGREEMENT means the Agreement whereby the J.V. undertakes to sell Cobalt Alloy to the Buyer and the latter undertakes to buy Cobalt Alloy from the J.V.

LONG TERM SLAG SALES AGREEMENT means the Agreement whereby GECAMINES undertakes to sell Slag to the J.V. and the latter undertakes to buy Slag from GECAMINES.

DATE OF DELIVERY means the date on which the J.V. takes and becomes the owner of the Site Slag according to the terms of the ex-site delivery clause.

DDU means "delivery duty unpaid" as defined in INCOTERMS, 1990 edition

EXW means "ex works delivery" clause as defined in INCOTERMS, 1990 edition.

SUPPLIER means the GENERALE DES CARRIERES ET DES MINES supplying Slag in the Long Term Slag Sales Agreement.

J.V. means a private limited liability company having its registered office in JERSEY.

BUSINESS DAY means a day which is not a Saturday, a Sunday or a public holiday in Finland, The Netherlands or the Democratic Republic of Congo.

KCO means 0MG KOKKOLA CHEMICALS Oy, a subsidiary of the OMG Group located in KOKKOLA, REPUBLIC OF FINLAND and established under the laws of the REPUBLIC OF FINLAND.

LMB means the LONDON METAL BULLETIN.

LME means the LONDON METAL EXCHANGE.

SUPPLY LOT means a part of each delivered supply of Cobalt Alloy containing approximately 100 tons of Cobalt Alloy as divided by the BUYER in KOKKOLA for weighing, sampling, analysis and moisture content determination.

EXPEDITION LOT means the tonnage of one container of Cobalt Alloy dispatch from the Processing Plant.

USED LOTS means the Lot or Lots of Cobalt Alloy taken into usage by the BUYER for a period of one month.

MONTH means calendar month.

PARTIES means the Parties to this Agreement.

QUOTATIONAL PERIOD means the Period defined in Article 5 of the Long Term Slag Sales Agreement or in Article 6.2 in the Long Term Cobalt Alloy Sales Agreement.

WEIGHTS AND MEASURES

1 (metric) ton  =       2,204.6 pounds avoirdupois
1 dint or ts    =       1 dry metric ton
1 wmt or th     =       1 wet metric ton

TAKEN INTO USAGE means the taking of the Cobalt Alloy either directly from the ordinary commercial raw material Stock or alternatively from the Buffer Stock as a complement of the KOKKOLA Processing Plant.

PROJECT means the conception and building of a Processing Plant in LUBUMBASHI for the purpose of exploiting the Slag Site of LUBUMBASHI as well as the proper operation of the Processing Plant, the trading operations including related operations and the distribution of the profits.

PROCESSED SLAG means the Slag resulting from the operations in the Processing Plant

SLAG means cobalt bearing slag located in the Site in THE DEMOCRATIC REPUBLIC OF CONGO and to be used as feeding stock in the Processing plant.

SITE or SLAG SITE means the area in the Democratic Republic of Congo where the Slag is located and available to be delivered to the J.V. pursuant to this Agreement (called Terril de LUBUMBASHI, originating from the residues of the WATER JACKET ovens of GECAMINES and namely including the zones I, J, K1, K2 and TAS G-L having an average Cobalt content of 1,85% as described in further detail in appendix 1 of the Frame Agreement attached as Appendix 1 to this Agreement).

PROCESSED SLAG SITE means the area in the Democratic Republic of Congo where the processed slag will be stocked.

PROCESSING COMPANY means the Company to be set up by the J.v. in the Democratic Republic of Congo in the form of a SPRL for the purposes of operating the Processing Plant.

COMMERCIAL STOCK means the ordinary stock of Cobalt Alloy enabling the regular supply of OMG-KCO plant taking into account the periodicity of maritime arrivals.

BUFFER STOCK means the Cobalt Alloy Stock to be established at OMG in KOKKOLA, FINLAND in accordance with article 10 of the J.V. Agreement and to be kept separate from the Ordinary Commercial Cobalt Alloy Stock of OMG KOKKOLA Chemicals Qy.

USD means the lawful currency of the UNITED STATES OF AMERICA.

PROCESSING PLANT means the Plant to be located in LUBUMBASHI in the DEMOCRATIC REPUBLIC OF CONGO. The Plant shall be operated by the Processing Company for the purpose of processing Slag into Cobalt bearing Alloy.

SELLER means the J.V. selling Cobalt Alloy in the Long Term Cobalt Alloy Sales Agreement.

II.     SPECIAL PROVISIONS

1. APPOINTMENT
--------------
GTL hereby grants to STL the right to process all of the Slag to be purchased by GTL from time to time from GECAMINES and STL accepts such appointment.

STL undertakes to exclusively process the Slag for GTL and shall not process the Slag for any third party without the consent of GTL. GTL shall not unreasonably withhold such an agreement.

STL, in performing its functions and activities under this Agreement, shall be considered as an independent contractor and not an agent of GTL. STL shall not be entitled to represent or hold itself out as representing the J.V.

2. CONDITIONS PRECEDENT
-----------------------

This Agreement is subject to the fulfillment of the following conditions precedent;

     (i) that any governmental approvals which may be required for or prior to the implementation of this Agreement, are duly obtained;

     (ii) that the Long Term Slag Supply Agreement has been duly signed and concluded between GTL and GECAMINES;

     (iii) that the Long Term Cobalt Alloy Sales Agreement has been duly signed and concluded between GTL and KCO.

3. PERIOD OF AGREEMENT
----------------------

This Agreement shall be in force for a period of 20 years and shall take effect commencing at its conclusion.

4. PROCESSING AND QUALITY CONTROL
---------------------------------

The Slag to be processed by STL will be available EXW Site according to the instructions given GTL. The Slag shall meet following specifications:

Co:     1,85%
Cu:     1,39%
Zn:     7,49

The Cobalt Alloy to be produced shall meet following specifications:

                 **





GTL shall be entitled through their employees, representatives or other appointees to have access to and to inspect the Plant of STL for the purposes of checking that the Cobalt Alloy meet the above mentioned specifications.

Should the Cobalt Alloy fail to meet the required specifications with the result, that the transportation of the Treated Material to KOKKOLA, FINLAND is not economically feasible, then all costs, direct or indirect, relating to such failure shall be borne by STL.

5. BASIS OF OPERATION
---------------------

Ownership to the Slag and to the Cobalt Alloy shall at all times remain with GTL.

Zinc and lead in form of Oxides as well as Processed Slag shall be returned free of charge to GECAMINES who shall become their owner. GECAMINES shall remove them at its own expense as quickly as possible.

STL shall take care of the transportation of the Slag from the Site to the Plant as well as the transportation of the Processed Slag from the Plant to the place designated by GTL.

STL shall bear all risks linked to the Slag when loaded for the transportation at the Site.

The risk linked to the Cobalt Alloy shall pass from STL to GTL at its delivery to GTL, packed in bags (or otherwise if so agreed), EXW the Plant.



** Confidential treatment has been requested with respect to certain information contained within this document. Confidential portions are omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934.

6. LIABILITY
------------

STL shall be responsible for all damage resulting from a failure or omission occurring during operations for which it is responsible.

STL shall indemnify the J.V. and KCO against all requests for indemnification or other requests from third parties.

In order to protect the environment and subject to the limitations set out above, the Parties undertake to build, operate and maintain the Processing Plant in the Democratic Republic of Congo in an orderly way and corresponding to the rules for protecting the environment applicable in the European Union.

7. PRICE AND PAYMENT
--------------------

As consideration for the processing of the Slag into Cobalt Alloy (and all related services), GTL shall pay to STL a tolling fee based on **.

The payment procedure shall be determined later, **.

GTL and STL shall meet ** to discuss of the adjustment of the agreed price.

8. LEGAL REQUIREMENTS
---------------------

STL shall obtain and maintain in force all permits and consents required in the Democratic Republic of Congo in connection with the Processing of Slag and its transportation to the Plant.

Such authorizations shall remain valid as long as the above mentioned services are performed by STL, which shall at all times operate in conformity with the authorizations, licenses, permits and national legislation of the Democratic Republic of Congo.


     ** Confidential treatment has been requested with respect to certain information contained within this document. Confidential portions are omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934.

9. REPRESENTATIONS, WARRANTIES AND COVENANTS
--------------------------------------------

STL will arrange for and obtain and maintain in force all permits and consents required or to be obtained in connection with the processing and transportation of the Slag and/or the exportation of the Cobalt Alloy as contemplated in this Agreement in the Democratic Republic of Congo.

STL will possess the business, professional and technical expertise to handle, process and safely and lawfully dispose of the Slag and Cobalt Alloy and process waste respectively in the Democratic Republic of Congo.

STL will maintain the equipment, the Plant and human resources required to perform its obligations under this Agreement.

STL is duly licensed and authorized by all relevant authorities in the Democratic Republic of Congo to handle Slag, Treated Material and process waste. STL shall, at all times while services hereunder are being performed, continue to remain so licensed and authorized, and STL shall at all times operate in conformity with the requirements of all applicable permits, licenses, authorizations and national legislation of the Democratic Republic of Congo.

10. BREACH
----------

Should either Party fail to observe any of the provisions or perform any of the terms or conditions of this Agreement, or be placed under judicial management or be wound up, whether compulsorily or voluntarily, and/or fail to remedy such breach or failure within a period of 90 days of notice to it, then without prejudice to any other rights which might thereupon be available to it, the other Party shall have the right to proceed against the defaulting Party for the recovery of incurred damages.

III. GENERAL PROVISIONS

1. HIERARCHICAL ORDER OF THE AGREEMENTS
---------------------------------------

This Agreement is part of the Agreements concluded between the Parties and other parties.

The aim of these Agreements is to set up the terms and conditions of the purchase of the Slag located at the Site, the setting up of the J.V. and of the Processing Company and selling the Cobalt-bearing Alloy to KCO for further processing.

These Agreements are:

          (i)   JOINT VENTURE AGREEMENT
          (ii)  LONG TERM SLAG SALES AGREEMENT
          (iii) LONG TERM COBALT ALLOY SALES AGREEMENT
          (iv)  TOLLING AGREEMENT

Although each Agreement mentioned above shall be interpreted independently and according to its own terms, it is to be noted that it is part of a larger contractual arrangement and each Agreement shall be interpreted in light of the other Agreements.

In case of a conflict this Agreement and the listed Agreements shall be interpreted in the above order so that a prior Agreement shall always supersede a later one.

2. AMENDMENTS
-------------

Any amendments or additions to this Agreement shall be valid only if made in writing and signed by duly authorized representatives of the Parties hereto.

Should an amendment or modification to this Agreement have an effect to the other Agreements, the Parties undertake to change or modify these other Agreements in order to avoid any conflicts between this Agreement and the other Agreements.

3. RESTRICTIONS ON TRANSFERS
----------------------------

A Party shall not have the right to sell, assign, transfer, mortgage, pledge, charge or otherwise deal with its rights and obligations as defined in this Agreement.

4. ARBITRATION AND APPLICABLE LAWS
----------------------------------

In the event the Parties are unable to settle a dispute in connection with this Agreement out of court, they agree upon that the dispute shall be submitted to the French section of the tribunals of Brussels which shall give a verdict pursuant to the Belgian laws.

5. CONFIDENTIALITY
------------------

5.1. Unless otherwise provided in this Article, all reports, records, data or any other information of any kind whatsoever developed or acquired by any Party in connection with the activities of the J.V. and/or the Processing Company in the Democratic Republic of Congo controlled by the J.V. shall be treated as confidential and no Party shall reveal or otherwise disclose such confidential information to third parties without the prior written consent of the other Parties.

     The above restrictions shall not apply to the disclosure of confidential information to any affiliate companies or any private or public financing institutions, any contractors or subcontractors, employees or consultants of the Parties or of the J.V. or the Processing Company or to any third party to which a Party envisage the transfer, the sale, assignment, encumbrance or other disposition of all of its participation in the J.V. in accordance with the terms of Article 3 above.

     However, this shall only be applicable provided that the confidential information shall only be disclosed to third parties having a legitimate need for this information and the persons or company to whom such disclosure is made shall first undertake in writing to protect the confidential nature of such information, to the same extent as the Parties are obligated under this Article.

     In addition, the above restrictions shall not apply to any Government or Governmental Department or Agency which has the right to require the disclosure of such confidential information.

     These restrictions shall also not apply to such confidential information which comes into the Public Domain, except the fault from any Party.

     This confidentiality obligation shall survive for a period of 5 years commencing at the termination/dissolution of this Agreement.

     The above mentioned restrictions are not valid for information retained by GECAMINES related to the Site.

6. FORCE MAJEURE
----------------

6.1. The obligations of any Party shall be suspended to the extent that the performance of its obligations is prevented or delayed, in whole or in part by:

     accidental act, bad weather, floods, slides, mine disasters or major accidents, cave-ins, strikes, lockout, labor disputes, labor shortage, demonstrations, riots, sabotage, laws, rules or regulations of agency or governmental bodies.

     The obligations shall also be suspended in the event of governmental actions or inactions, restraints of governmental or other competent authorities, inability to obtain or unavoidable delay in obtaining necessary materials, facilities and equipment in the open market, suspension or refusal of access to the deposit slag site, interruption or unavoidable delay in communication or transportation, or any other cause, whether similar or not to those specifically listed, which shall be beyond the reasonable control of the Party.

6.2. In the event of such occurrences, the Party affected shall give written notice to the other Parties as soon as possible after the occurrence of the event causing the delay or prevention, setting out full particulars and estimating the duration of the delay or prevention.

     The Party affected shall use all possible diligence to remedy the situation causing the delay as quickly as possible.

     The requirement that any such delay shall be remedied with all possible diligence shall not require a Party to settle strikes, lock out or other labor conflicts contrary to its wishes and this type of difficulty shall be handled within the discretion of the Party concerned.

     In the event the situation of force majeure would remain enforce for more than 6 months, the Parties shall meet to analyze the situation en envisage the termination of this Agreement.

7. NOTICES
----------

     All notices required under this Agreement shall be in writing and directed to the respective Parties at the following addresses:

     - If to GTL

     - If to STL

     Any notice shall be deemed to have been given to any Party if personally delivered to a designated officer of the Party to whom the notice is addressed, or if sent by registered mail, postage prepaid, with return receipt, and properly addressed as Bet forth herein, or if sent by fax or telex to the above mentioned address with evidence of transmission receipt.


     The notice shall be effective as of the moment of personal delivery, or in the case of mailing, as of the date shown on the return receipt, or in the case of fax or telex, as of the date faxed or telexed.

     Any Party may, at any time, change the address to which notices or communications shall be given by written notice to the other Parties.

8. NO WAIVER
------------

The failure of a Party at any time to require the performance of any provision of this Agreement shall not affect its right to execute that provision and a waiver by such Party upon a breach thereof shall not be interpreted as a waiver by such Party of any later non execution of such provision or as a waiver by such Party of any other provision of this Agreement.

9. SEVERABILITY AND HEADINGS
----------------------------

9.1. If any provision of this Agreement or its related Appendices should be null and void, such a nullity shall not invalidate all the other provisions in this Agreement or related Appendices. The Parties of this Agreement shall endeavor to negotiate so as to replace any null and void provision as well as any other affected provision.

9.2. The headings in this Agreement are considered for convenience only and shall not have any effect or limit in interpreting the provisions of this Agreement.



10. SOVEREIGN IMMUNITY
----------------------

     To the extent that a Party may be entitled to claim in any jurisdiction in which legal proceedings may at any time be commenced with respect to this Agreement, for itself or its activities, properties or assets any immunity either:

     - from jurisdiction of any court or arbitration from attachment prior to judgment, from execution of a judgment or set-off,

     - from any other legal process, and to the extent where such immunity could be granted by that jurisdiction, the Parties hereby irrevocably agree not to claim and hereby waive such immunity in respect of suit, jurisdiction of any court, attachment prior to judgment, set-off, execution of a judgment and from other legal process, as well as any immunity whatsoever.



11.   FURTHER ENGAGEMENTS
-------------------------

11.1. The Parties respectively agree to execute and deliver such further instruments, papers and documents and to take the necessary measures that may reasonably be necessary or as may reasonably be requested for the purpose of carrying out the provisions of this Agreement.

11.2. This Agreement shall be binding upon to the benefit of the Parties hereto and their respective duly authorized representatives, providing they have agreed to be bound.

12. GENERAL CLAUSES
-------------------

12.1. Any Party shall be entitled to terminate this Agreement in the event of a material breach of any provision by any other Party.

      However, the termination can only occur in the event it has not been remedied within thirty days from the date of a written notice to the defaulting Party or Parties.

      A material breach shall be considered one which endangers the successful completion of operations and the general equilibrium of this Agreement.


12.2. The responsibilities and liabilities of the Parties according to this Agreement shall survive after the expiry or termination.

      The expiry or termination of the Agreement or liabilities arising under this Agreement shall not affect the Parties obligations expressly stated in this Agreement to survive, or expressly contemplated in the event of such expiry or termination.


13. ENTERING INTO FORCE
-----------------------

This Agreement shall become effective when it has been signed by the duly authorized representatives of the Parties and provided that the Joint Venture Agreement has become effective.


IN WITNESS WHEREOF the Parties have signed this Agreement written in French, along with an English translation, the French text being the authentic text, in 2 original copies, one for each party, by their duly authorized representatives.




Signed at ... on the .. day of .... 1997